Exhibit 10.97


     CREDIT AGREEMENT, dated as of April 8, 1994 (this "Agreement"), between CE CEBU GEOTHERMAL POWER COMPANY, INC., a corporation organized and existing under the laws of the Republic of the Philippines (together with its successors, the "Borrower") and EXPORT-IMPORT BANK OF THE UNITED STATES ("Eximbank"), an agency of the United States. Capitalized terms used herein shall be defined as provided in Section 1.01 hereof.

     WHEREAS, the Borrower, the Arranger, the Co-Arranger, the Agent, the Issuing Bank and the Banks are entering into the Bank Credit Agreement, pursuant to which the Banks have agreed, subject to the terms and conditions set forth therein, to provide certain financing for construction of the Project and, as a condition to such financing, the Borrower, the Arranger, the Co-Arranger, the Agent, the Issuing Bank and the Banks have requested Eximbank to provide a limited guaranty of the Loans made by the Banks under the Bank Credit Agreement;

     WHEREAS, the Borrower has requested Eximbank to establish a credit (the "Eximbank Credit") in favor of the Borrower as part of the overall debt financing of the costs of construction of the Project;

     WHEREAS, Eximbank is prepared (i) to issue the Eximbank Guarantee subject to the terms and conditions of the Eximbank Guarantee Agreement and (ii) to establish the Eximbank Credit and to make the Eximbank Credit available to the Borrower after the Project Completion Date, subject to the terms and conditions set forth in this Agreement;

     WHEREAS, it is contemplated that the proceeds of the Eximbank Credit shall be applied by the Borrower to repay the construction financing to be provided by the Banks;

     NOW THEREFORE, the parties hereto agree as follows:


      ARTICLE I.  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION


Section 1.01. General Definitions. Capitalized terms used herein and not otherwise defined herein are used as defined in Schedule X attached hereto. In addition, wherever used in this Agreement or any Annex, Exhibit or Schedule hereto, unless the context otherwise requires, the following terms shall have the following meanings:

     "Bank Disbursement" shall mean each of the Loans disbursed from time to time pursuant to Article II of the Bank Credit
Agreement.

     "Bank Note" shall mean each of, and "Bank Notes" shall mean all of, the promissory notes executed and delivered by the Borrower pursuant to Section 2.4 of the Bank Credit Agreement.

     "Business Day" shall mean any day on which the Federal Reserve Bank of New York is open for business.

     "Commitment Fee" shall have the meaning provided in Section
3.03.

     "Credit Availability Date" shall mean February 27, 1997; provided that, (i) if on or before such date, the Completion Date (as defined in the Energy Conversion Agreement) shall have actually occurred pursuant to Section 6.1 of the Energy
Conversion Agreement or have been deemed to have occurred pursuant to Section 4.9(b) of the Energy Conversion Agreement or
(ii) if on February 27, 1997, Force Majeure (as defined in any of the Energy Conversion Agreement, the Construction Contract or the Supply Contract) or a default by PNOC-EDC under the Energy Conversion Agreement shall exist, or shall have existed prior to February 27, 1997 for an aggregate period in excess of 30 days, the Credit Availability Date shall be extended for an additional period terminating on the earlier to occur of (x) February 28, 1998, and
(y) the date on which the Eximbank Credit is canceled or disbursed.

     "Credit Exposure Fee" shall have the meaning provided in
Section 3.04.

     "Default" shall mean any event, act or condition which, with notice, lapse of time, or both, or the fulfillment of any other requirement provided for in Article IX, would constitute an Event of Default.

     "Disbursement Date" shall mean the date on which the Eximbank Disbursement is made by Eximbank to the Borrower.

     "Eximbank Credit" shall have the meaning provided in the second WHEREAS clause hereof.

     "Eximbank Disbursement" shall mean the disbursement made under the Eximbank Credit in accordance with the terms of this Agreement and evidenced by the Eximbank Note.

     "Eximbank Note" shall have the meaning provided in Section
3.07.

     "Event of Default" shall have the meaning provided in
Article IX.

     "Guarantee Operative Date" shall mean the date designated by Eximbank on or after which Utilizations may be made under the Bank Credit Agreement.

     "O&M Parameters" shall mean the parameters governing the operation and maintenance of the Project set forth in Schedule
7.07(c) hereto.

     "Payment Date" shall have the meaning provided in Section
3.01.

     "Request for Eximbank Disbursement" shall mean a request for disbursement in the form of Annex B hereto.

     "Taxes" shall mean any taxes, fees, levies, imposts, duties or charges of whatsoever nature (whether imposed by withholding or deduction or otherwise) imposed by the Republic or any political subdivision or taxing authority thereof, or any other taxing jurisdiction from which payments required hereunder or under the Eximbank Note are made.

     "U.S. Treasury Rate" shall mean the rate specified for the day which is five (5) Business Days prior to the date of prepayment in the Federal Reserve Statistical Release, H.15 (519)
Selected Interest Rates, for the category entitled "Treasury Bills, Secondary Market" or, if not included in such category, the category entitled "Treasury Constant Maturities".

     Section 1.02. Principles of Construction. The principles of construction set forth in Schedule X shall apply.


         ARTICLE II.  AMOUNT, CASH PAYMENTS & AVAILABILITY
           DATE OF EXIMBANK CREDIT

       Section 2.01. Amount of the Eximbank Credit; Use of Proceeds. Eximbank establishes the Eximbank Credit to make an advance to the Borrower so that the Borrower may (i) refinance the Financed Portion of the costs incurred by the Borrower after November 9, 1992, for the purchase in the United States and export to the Republic of the Items; (ii) refinance the Guarantee Exposure Fee; and (iii) finance the Credit Exposure Fee. On the terms and conditions hereof, Eximbank shall make the Eximbank Credit available to the Borrower in a single Eximbank
Disbursement on the date upon which all of the conditions precedent to such disbursement under Section 5.02 hereof shall have been satisfied or waived. The Eximbank Credit shall not under any circumstances exceed in aggregate amount the lesser of:

   (a) the sum of (i) the aggregate amount of the Financed
       Portion for all Items; and (ii) 100% of the Guarantee
 Exposure Fee paid to Eximbank under the Eximbank Guarantee
Agreement; and (iii) 100% of the Credit Exposure Fee        payable
to Eximbank under this Agreement; and

   (b) the sum of (i) the aggregate outstanding principal amount of the Bank Notes (provided that the principal amount thereof shall not exceed $154,882,613 and (ii) 100% of the Credit Exposure Fee payable to Eximbank under this
       Agreement.

From and after the date Eximbank makes the Eximbank Credit available to the Borrower, all amounts due to Eximbank under this Agreement and the Eximbank Note are entitled to the benefit of the Collateral that is held for the benefit of Eximbank by the Collateral Agent pursuant to the terms and conditions of the Collateral Agency Agreement. Any amount of the Eximbank Credit not disbursed on the Disbursement Date shall automatically be canceled upon and as of the close of business on the Disbursement Date.

     Section 2.02. Cash Payments. The Borrower agrees to make cash payments for the Items in an aggregate amount equal to not less than 15% of the Contract Price of each of the Items.

     Section 2.03. Credit Availability Date. The Eximbank Credit will not be disbursed after, and the Eximbank Credit will terminate upon, the close of business on the Credit Availability Date. The Credit Availability Date may be extended only upon thirty (30) days' prior written request of the Borrower and only if and to the extent that Eximbank shall have given its consent to such extension.


            ARTICLE III.  TERMS OF THE EXIMBANK CREDIT

     Section 3.01. Repayment. The Borrower shall repay all principal amounts disbursed under the Eximbank Credit in approximately equal, successive quarterly installments, the first such installment being due on the 30th day of the first March, June, September or December occurring 180 days after the Disbursement Date and on each succeeding March 30, June 30, September 30 and December 30 (each such date being referred to herein as a "Payment Date"), and ending on the Payment Date immediately preceding the Transfer Date (as such term is defined in the Energy Conversion Agreement as in effect on the date hereof).

       Section 3.02.  Interest.  (a)    The Borrower shall pay
interest on each Payment Date, and on the date that all amounts disbursed under the Eximbank Credit are paid in full, on all amounts disbursed and outstanding from time to time under the Eximbank Credit, beginning on the first of such dates which is after the Disbursement Date, calculated at an interest rate per annum of 5.95%, computed on the basis of the actual number of days elapsed (including the first day but excluding the last day), using a 365-day year.

     (b) If any amount of principal, interest or fee owing to Eximbank under this Agreement or the Eximbank Note is not paid in full when due, the Borrower shall pay to Eximbank on demand (to the extent permitted by applicable law) interest on the unpaid amount for the period from the date said amount was due until paid in full, computed on the same basis as set forth in paragraph (a) above, but at the per annum rate of 7.95%.

       Section 3.03. Commitment Fee. The Borrower shall pay to Eximbank a commitment fee ("Commitment Fee") of 0.5% per annum on the uncanceled and undisbursed balance from time to time of the Eximbank Credit, computed on the basis of the actual number of days elapsed (including the first day but excluding the last day), using a 365-day year, accruing from May 31, 1994 and payable on January 15 and July 15 of each year, beginning on July 15, 1994, and on the Credit Availability Date.

     Section 3.04. Credit Exposure Fee. At the time of the Eximbank Disbursement, the Borrower shall pay or cause to be paid to Eximbank an exposure fee ("Credit Exposure Fee") equal to 4.64% of the amount of the Eximbank Disbursement that relates to the Financed Portion of the Items. The Credit Exposure Fee may be financed by the Borrower by the inclusion of the request for such financing in the Borrower's Request for Eximbank
Disbursement.

     Section 3.05. Voluntary Prepayment. The Borrower may from time to time prepay all or any part of the outstanding principal amount of the Eximbank Credit, provided that the Borrower shall have given Eximbank thirty (30) days prior written notice thereof, shall have paid in full all amounts due to Eximbank under this Agreement and the Eximbank Note as of the date of such prepayment, including interest which has accrued to the date of prepayment on the amount prepaid, and shall pay to Eximbank a prepayment premium equal to the amount by which (i) the amount of the proposed prepayment is less than (ii) the discounted cash flow of the installments of principal and interest thereon represented by said prepayment. The discount rate shall be the U.S. Treasury Rate for maturities similar to the weighted average term of the installments of the Eximbank Credit to be prepaid, as determined by Eximbank. Any prepayment shall be applied to the installments of principal of the Eximbank Credit in the inverse order of their maturity. Upon delivery of any notice pursuant to this Section 3.05, the Borrower shall be obligated to effect prepayment in accordance with the terms thereof.

     Section 3.06. Mandatory Prepayment. On the applicable dates set forth in Sections 3.05(a) and 3.05(d) of the Disbursement Agreement, the Borrower shall, without demand or notice, make prepayments to Eximbank using funds then made available for such purpose from the Contingency Account by the Collateral Agent pursuant to Sections 3.05(a) and 3.05(d) of the Disbursement Agreement. In addition, on the date of receipt of funds from any Buyout, the Borrower shall, without demand or notice, make a prepayment to Eximbank in the amount of the then outstanding principal amount of the Eximbank Credit, together with all interest accrued thereon and all other amounts then payable to Eximbank by the Borrower under any of the Financing Documents. In the case of any partial payments, such prepayments shall be applied to the installments of principal of the Eximbank Credit in the inverse order of their maturity. No prepayment premium is payable in connection with a mandatory prepayment pursuant to this Section 3.06.

       Section 3.07. Eximbank Note. The Borrower agrees that to evidence further its obligation to repay all amounts disbursed under the Eximbank Credit, with interest thereon, it shall issue and deliver to Eximbank a promissory note dated the Disbursement Date in the form of Annex A hereto (together with replacements and substitutions therefor, the "Eximbank Note"). The Eximbank Note shall be valid and enforceable as to its principal amount at any time only to the extent of the amount then disbursed and outstanding under the Eximbank Credit and, as to interest, only to the extent of the interest accrued from the date of the most recent interest payment (if interest was then paid in full) on the disbursed amount.

     Section 3.08. Method of Payment. All payments to be made to Eximbank under this Agreement or the Eximbank Note shall be made without set-off or counterclaim in Dollars in immediately available and freely transferable funds no later than 11:00 a.m. (New York City time) on the date on which due (each such payment made after such time shall be deemed to have been made on the next succeeding Business Day) at the Federal Reserve Bank of New York for credit to the following Eximbank account as identified below, or as otherwise directed in writing by the Treasurer-Controller, Deputy Treasurer-Controller or an Assistant
Treasurer-Controller of Eximbank:

     U.S. Treasury Department
     0210-3000-4
     TREAS NYC/CTR/
     BNF=/AC-4984 OBI=
     EXPORT-IMPORT BANK
     DUE ____________ ON EIB CREDIT NO. 66643 - PHILIPPINES
FROM _________________

Whenever any payment under this Agreement or the Eximbank Note shall be stated to be due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fee due thereon.

       Section 3.09. Application of Payments. Eximbank shall apply payments received by it under this Agreement or the Eximbank Note (excluding prepayments and prepayment premiums) in the following order of priority: (i) interest due pursuant to
Section 3.02(b), (ii) Commitment Fees, Guarantee Exposure Fees and all other amounts due to Eximbank under this Agreement, (iii) interest due pursuant to Section 3.02(a), (iv) installments of principal due and (v) amounts due and not otherwise provided for in this Section 3.09.


                     ARTICLE IV.  CANCELLATION

       Section 4.01. Cancellation by the Borrower. The Borrower may cancel at any time all or any part of the undisbursed and uncanceled amount of the Eximbank Credit, provided that thirty (30) days' prior written notice is given to Eximbank.
Cancellation in full of the Eximbank Credit shall not terminate any provision of this agreement other than Articles 5, 7, 8 and 9 hereof.

       Section 4.02. Cancellation by Eximbank. Eximbank shall not have the right to cancel the Eximbank Credit prior to the Credit Availability Date, except in the case of payment default hereunder as set forth in subsection (a) of Article IX hereof. Prior to any such cancellation, Eximbank shall first provide the Banks with an opportunity to cure such payment default by providing the Agent with thirty (30) days' prior written notice of its intent to cancel the Eximbank Credit and the amount of such payment default.


                 ARTICLE V.  CONDITIONS PRECEDENT

     Section 5.01. Conditions Precedent to Bank Disbursement. The applicability of the Eximbank Guarantee to any Utilization shall be subject to the satisfaction of the following conditions on or prior to the Guarantee Operative Date; provided that if any such conditions shall have been satisfied on or prior to the Effective Date then on the Guarantee Operative Date, the Borrower shall supply such evidence indicating that such condition continues to be satisfied as Eximbank may reasonably require, including, without limitation, bring-down opinions and certificates:

     (a) Project Documents. Each of the Project Documents, excluding the Mortgage, the ECA Operation Performance Bond, the Insurance Contracts, the Governmental Approvals set forth in Part
B of Schedule 5.01(t) hereto and agreements and instruments pertaining to Working Capital Subordinated Secured Obligations, Third Party Subordinated Indebtedness and Senior Permitted Indebtedness shall have been entered into by the respective parties thereto, shall be unconditional and fully effective in accordance with their respective terms (except for this Agreement or the Eximbank Guarantee Agreement having become unconditional and fully effective, if such is a condition of effectiveness of any of such documents) and shall be in form and substance satisfactory to Eximbank. In addition, (i) the Power Purchase Agreement shall have been entered into by PNOC-EDC and NAPOCOR and shall have become unconditional and fully effective in accordance with its terms and Eximbank shall have received a copy thereof from the Borrower and (ii) the Geothermal Fluid Specifications (as defined in the Energy Conversion Agreement) shall have been finalized as contemplated in Annex I to the Energy Conversion Agreement and an agreement evidencing the finalization of such specifications shall have been incorporated as an addendum to the Energy Conversion Agreement.

     (b) Political Risk Insurance. CECI shall have obtained a commitment from OPIC to issue the OPIC Contract of Insurance, which commitment shall be in form and substance satisfactory to Eximbank.

     (c) Opinions of Counsel. Eximbank shall have received signed legal opinions of counsel to each Person listed on Section A of
Schedule 5.01(c) hereto, each of which shall be in form and substance and by counsel satisfactory to Eximbank and shall be dated the date hereof.

     (d)  Corporate Documents; Proceedings.

          (i) Eximbank shall have received a certificate, dated the date hereof, signed by a Financial Officer of the
   Borrower, and attested to by the Secretary or any Assistant
Secretary of the Borrower, in form and substance satisfactory    to
Eximbank, together with copies of the Articles of
   Incorporation and By-Laws of the Borrower and resolutions of the Board of Directors of the Borrower reasonably requested by Eximbank, accompanied by an accurate English translation upon which Eximbank shall have the right to rely for all purposes under this Agreement, the Eximbank Guarantee Agreement and the Eximbank Note.

              (ii) Eximbank shall have received a certificate, dated the date hereof, signed by a Financial Officer of each Obligor (other than PNOC-EDC and the ECA Operation Performance Bond Issuer) and attested to by the Secretary or any Assistant
Secretary of the Obligor, in form and substance satisfactory    to
Eximbank, together with copies of the Articles of
   Incorporation and By-Laws of the Obligor and resolutions of the Obligor reasonably requested by Eximbank.

           (iii)    Arrangements satisfactory to Eximbank shall
have been made for the appointment of Deloitte, Touche &
Tohmatsu International, or such other firm of independent    public
accountants acceptable to Eximbank, as Auditors.

     (e) Auditors. Eximbank shall have received copies of the authorization of the Auditors referred to in Section 6.2(b) of the Bank Credit Agreement and Section 7.02(b) hereof.

     (f) Pledged Stock; Convertible Subordinated Notes. CE Philippines and Ormat Cebu shall have delivered to the Collateral Agent, as pledgee, (i) the share certificates representing all of the Pledged Stock, together with executed and undated stock powers, and (ii) the Convertible Subordinated Notes evidencing Required Subordinated Loans, together with executed instruments of transfer, and the Collateral Agent shall have received share certificates representing all directors' qualifying shares of the Borrower, together with executed and undated stock powers.

     (g) Consent Letters. Eximbank shall have received a letter, in form and substance satisfactory to Eximbank, from (i) White & Case, presently located at 1155 Avenue of the Americas, New York, New York 10036-2787, indicating the consent of White & Case to its appointment by the Borrower, CECI, CE Philippines and Ormat Cebu as their agent to receive service of process as specified in Section 10.02 hereof, in the case of the Borrower, in the Funding Agreement, in the case of CECI, in the Pledge Agreement, in the case of CE Philippines and Ormat Cebu and
(ii) CT Corporation System, presently located at 1633
Broadway, New York, New York 10019, indicating the consent of CT Corporation System to its appointment by Ormat Industries and Ormat as their agent to receive service of process as specified in the Ormat Industries Guaranty, in the case of Ormat
Industries, and in the Ormat Guaranty, in the case of Ormat.

     (h) Environmental Matters. Arrangements shall have been made for the Borrower and the Project to comply with applicable
Philippine law and guidelines relating to occupational health and safety and to the environment.

     (i) Energy Conversion Agreement Effectiveness. Each of PNOC-EDC, and the Borrower shall have issued to Eximbank a certification confirming that the Effectivity Date (as defined in the Energy Conversion Agreement) has occurred.

     (j) Certificates. Eximbank shall have received copies of each executed Project Document, together with a certificate of a Financial Officer of the Borrower certifying that (i) the Borrower is not in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained therein and, to the best of the Borrower's knowledge, no other party to any such Project Document is in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained therein and
(ii) in the case of each such document to which Eximbank is not a party, (x) that such document is in full force and effect, (y) that to the best of the Borrower's knowledge no event of Force Majeure (as defined in such Project Document) has occurred thereunder and (z) that the copy thereof delivered to Eximbank is true, correct and complete. Eximbank shall have received evidence or copies of all Governmental Approvals set forth in
Schedule 5.01(t) hereto (other than those set forth in Part B thereof), certified by a Financial Officer of the Borrower as being in full force and effect and except as disclosed in such Schedule 5.01(t), not the object of a currently pending appeal.

     (k) Construction Budget; Base Case Forecast. Eximbank shall have received the Construction Budget and the Base Case Forecast, each of which shall be in form and substance satisfactory to Eximbank.

     (l) Reports of Consultants. Eximbank shall have received the Independent Engineer's Report.

     (m) Financial Statements. Eximbank shall have received copies of the most recent audited financial statements of CECI and Ormat Industries and shall have received copies of the most recent unaudited financial statements (if audited financial statements are not otherwise available) of the Borrower, each other Obligor (other than PNOC-EDC and the ECA Operation
Performance Bond Issuer) and CE International showing, for each such Person, no material adverse change in the financial condition of such Person since the date of the last financial statements provided to Eximbank prior to the date of this Agreement, and certificates dated the Guarantee Operative Date and signed by a Financial Officer of each such Person stating that (x) such financial statements are true, complete and correct and (y) no material adverse change in the financial condition, operations, properties, business or prospects of such Person has occurred since the date of such financial statements.

     (n) Acquisition List. The Borrower shall have delivered to Eximbank the acquisition list of the Items, containing with respect to each Item a brief description and the quantity and estimated invoice cost and the estimated date of shipment, plus, for each Item, a copy of the Purchase Contract for such Item. Such Purchase Contracts shall not contravene any applicable statute or public policy of the United States. The list shall include the Supplier's DUNS numbers, and the product SIC Codes for each Item on the list.

     (o) Evidence of Authority. Eximbank shall have received evidence of the authority of the Borrower to enter into this Agreement, the Eximbank Note, the Bank Credit Agreement, the Disbursement Agreement, the Collateral Agency Agreement and the Security Documents and the other documents required by this Agreement and the Bank Credit Agreement as of the date hereof, and the names, specimen signatures and evidences of authority of the person signing this Agreement, the Eximbank Note, the Eximbank Guarantee Agreement, the Bank Credit Agreement, the Bank Notes, the Disbursement Agreement, the Collateral Agency
Agreement and the Security Documents and the other documents required by this Agreement and the Bank Credit Agreement as of the date hereof, or who, as of the date hereof, will otherwise act as representatives of the Borrower in the operation of the Eximbank Guarantee Agreement and the Eximbank Credit.

     (p) Notice to Proceed and Construction Contractor's and Construction Supplier's Representation. The Borrower shall have delivered to Eximbank copies of the Notice to Proceed under (and as defined in) the Construction Contract and the Notice to Proceed under (and as defined in) the Supply Contract, each of which shall have been issued on or prior to the date hereof. Eximbank shall have received certificates signed by authorized representatives of each of the Construction Contractor and the Construction Supplier to the effect that (i) as of the date hereof the Scheduled Completion Date is July 1, 1996 or such later date (which is acceptable to Eximbank) as shall correspond to any extension of the milestone date set forth in Section 4.1.1 of the Energy Conversion Agreement for the achievement of the Completion Date (as defined in the Energy Conversion Agreement), (ii) as of the date hereof the Guaranteed Substantial Completion Date is the earlier of (x) the date 90 days after the occurrence of ECA Completion and (y) December 1, 1996, or (in case of clause (y)) such later date (which is acceptable to Eximbank) as shall correspond to any amended Guaranteed Substantial Completion Date under the Construction Contract and the Supply Contract,
(iii) the Borrower is not in default under the Construction Contract or the Supply Contract, (iv) the Construction Contractor is not entitled to any change orders under the Construction Contract and the Construction Supplier is not entitled to any change orders under the Supply Contract (in each case, other than change orders previously disclosed to Eximbank in writing) on such date and is not then aware of any other change orders required under the Construction Contract or the Supply Contract and
(v) to the best of the Construction Contractor's or the Construction Supplier's (as the case may be) knowledge, after reasonable inquiry, no Force Majeure event (as defined in each of the Construction Contract and the Supply Contract) has occurred.

     (q) Project Site. Eximbank shall have received (i) an opinion of counsel to the Borrower to the effect that PNOC-EDC has valid legal and registered title to, or an easement over, those portions of the Site not owned prior to the date hereof by the Republic or a Governmental Authority thereof free of Liens (other than Liens of or arising through the Borrower, the Construction Contractor or the Construction Supplier), which opinion shall be from counsel and in form and substance satisfactory to Eximbank, and (ii) a certificate of each of the Borrower the Construction Contractor that PNOC-EDC has granted them and their respective designees full access to and the ability to use the Site, so that the Borrower and/or the Construction Contractor and their respective designees may fully perform the their respective obligations under the Energy Conversion Agreement and their respective related obligations.

     (r)  No Default; Representations and Warranties.
Immediately before and after the initial Utilization:

       (i) No Construction Credit Default or Event of Default shall have occurred and be continuing; and

        (ii) all representations and warranties made by the Borrower and any Obligor which is an Affiliate of the Borrower
and contained herein or in the Project Documents (other than    the
Insurance Contracts, Governmental Approvals or any other
agreement, commitment or understanding referred to in
   subsection (xiii) of the definition of "Operating Agreements"
 in Schedule X) shall be true and correct in all material
respects with the same effect as though such representations    and
warranties had been made on and as of the Guarantee
   Operative Date except where expressed to be made only as of an earlier date.

     (s) Security. The Security, in form and substance satisfactory to Eximbank, shall have been duly created, perfected and, where appropriate, registered, to create a first priority security interest and charge over the Collateral in existence at the date hereof. Without limitation to the preceding sentence, the Borrower shall have duly authorized, executed and delivered or, as the case may be, provided:

       (i) acknowledgment copies of proper financing statements or other instruments duly filed under the Applicable Law of each jurisdiction as may be necessary or, in the reasonable opinion of Eximbank, desirable to perfect the charges and security interests purported to be created by the Security Documents;

          (ii) certified copies of requests, for information or copies, or equivalent reports, listing the financing statements and instruments referred to in clause (i) above and all other effective financing statements that name the
   Borrower as debtor and that are filed in the jurisdictions referred to in said clause (i), together with copies of such
other financing statements and instruments (none of which    shall
cover the Collateral except to the extent evidencing
Construction Period Permitted Liens);

       (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Documents as may be necessary or, in the reasonable opinion of Eximbank, desirable to perfect the security interests purported to be created by the Security Documents; and

          (iv) evidence that all other actions necessary or, in the reasonable opinion of Eximbank, desirable to perfect and protect the security interests purported to be created by the Security Documents have been taken.

     (t) Consent and Approvals. There shall have been obtained, or there shall have been made arrangements, satisfactory to Eximbank, for obtaining during the period prior to the Project Completion Date, in addition to the Project Documents, the governmental, corporate, creditors', shareholders' and other licenses, approvals or consents listed in Schedule 5.01(t) hereto and all other governmental, corporate, creditors, shareholders' and other necessary licenses, approvals or consents (other than with respect to Eximbank) for: (i) the financing by each of the Banks and the Issuing Bank under the Bank Credit Agreement; (ii) the carrying on of the business of the Borrower as it is presently carried on and is contemplated to be carried on; (iii) the carrying out of the Project; (iv) the due execution and delivery of, and performance under, each Project Document which has been entered into at the date hereof, the Security, and any documents in implementation of any thereof; and (v) the remittance to Eximbank and the Collateral Agent and by the Collateral Agent to the Secured Parties or their respective assignees, in Dollars, of all monies payable pursuant to each Project Document which has been entered into on the date hereof, and any documents in implementation of any thereof.

     (u)  No Project Document Default; Governmental Approvals.
Each of the Project Documents which has been entered into or which is required to have been entered into on the Guarantee Operative Date shall be in full force and effect and no material breach or default shall have occurred under such Project
Document. No event of Force Majeure (as defined in any of the Energy Conversion Agreement, the Supply Contract and the Construction Contract) shall have occurred which has had, or in the reasonable judgment of Eximbank is reasonably likely to have, a Material Adverse Effect. No events shall have occurred pursuant to which a claim could be made by the Agent on behalf of the Banks under the Eximbank Guarantee Agreement.

     (v) Costs; Construction Progress. Eximbank and the Independent Engineer shall be satisfied that (i) the costs and expenses theretofore incurred by the Borrower and to be incurred by the Borrower prior to the latest date on which the Maturity Date can be expected to occur will not exceed $217,268,000 and (ii) the Financed Portion of the costs incurred by the Borrower after November 9, 1992 and before the Maturity Date for the purchase in the United States and export to the Republic of the Items will equal the difference between (x) the Total Commitment and (y) 100% of the Guarantee Exposure Fee.

     (w) Insurance. Eximbank shall have received a certificate from the Insurance Consultant stating that the insurance policies required pursuant to Section 7.03 hereof to be in effect on the date hereof are in full force and effect.

     (x) Fees and Expenses. The Borrower shall have paid or arranged for payment of fees, expenses and other charges then due and payable by it under this Agreement.

     (y)  Ormat Waiver.  The Borrower shall have delivered to
Eximbank evidence, satisfactory to Eximbank, that Ormat has waived any and all rights to indemnification from PNOC-EDC under the Site Agreement, whether then existing or thereafter arising.

       Section 5.02. Conditions Precedent to Eximbank Disbursement. As conditions precedent to Eximbank's obligation to disburse the Eximbank Credit, the documents described in paragraphs
(a) through (d) below shall have been received by Eximbank, each in form and substance satisfactory to Eximbank and dated no earlier than five (5) Business Days prior to the proposed Disbursement Date, and the conditions described in paragraphs (e) through (k) shall have been fulfilled on or before the Disbursement Date, in a manner satisfactory to Eximbank:

     (a) Eximbank Note. The executed Eximbank Note in the principal amount of the requested Eximbank Disbursement.

     (b) Opinions of Counsel. Signed legal opinions of counsel to each Person listed on Section B of Schedule 5.01(c) hereto, each of which shall be in form and substance and by counsel satisfactory to Eximbank and shall be dated the Disbursement Date. The opinions of White & Case, special New York counsel to the Borrower and CECI, Castillo Laman Tan & Pantaleon, special Philippine counsel to the Borrower and its Affiliates, Conyers, Dill and Pearman, special Bermuda counsel to the Pledgors, shall be in the forms attached hereto as, respectively, Annex C-1, Annex C-2 and Annex C-3.

     (c) Evidence of Authority. Evidence of the authority of the Borrower to enter into the Eximbank Note and the other documents required by this Agreement, and the names, specimen signatures and evidences of authority of the persons who will sign this Agreement, the Eximbank Note and the other documents required by this Agreement, or will otherwise act as representatives of the Borrower in the operation of the Eximbank Credit.

     (d) Energy Conversion Agreement. A certification signed by an authorized representative of the Borrower and expressed to be effective as of the Disbursement Date, stating that the Borrower is in compliance with the Energy Conversion Agreement.

     (e) Security. The Security shall have been duly created, perfected and, where appropriate, registered, to create a first priority security interest and charge over the Collateral in existence on the Disbursement Date in favor of the Collateral Agent for the benefit of Eximbank.

     (f) Project Completion. The Project Completion Date shall have occurred.

     (g)  No Event of Default.  No Default Event or Incipient
Default Event exists or will exist after giving effect to the requested Eximbank Disbursement that has not been cured or waived.

     (h) Representations and Warranties. All the representations and warranties made by the Borrower in Section 6.02 shall be true and correct in all material respects.

     (i)  Fees and Costs.  The Commitment Fee due pursuant to
Section 3.03 and all costs and expenses required to be paid pursuant to Section 11.07 and 11.08 shall have been paid by the Borrower, and arrangements satisfactory to Eximbank shall have been entered into for providing payment to Eximbank of the Credit Exposure Fee required under Section 3.04. For the purposes of the foregoing sentence, "arrangements satisfactory to Eximbank" shall include, without limitation, (i) the direct payment of the Credit Exposure Fee by the Borrower to Eximbank on or prior to the Disbursement Date or (ii) the submission to Eximbank by the Borrower of a Request for Eximbank Disbursement that includes a request for Eximbank financing of the Credit Exposure Fee in the form provided in Annex B hereto.

     (j)  Debt Reserve Cash Collateral Account.  The Debt Reserve
Account shall be funded in an amount equal to at least
$5,000,000.

     (k) Unforeseen Events. No event now unforeseen has occurred which, in the reasonable judgment of Eximbank, would render unlikely the performance by the Borrower of its obligations under this Agreement and the other Financing
Documents.

     Section 5.03. No Waivers. No course of dealing or waiver by Eximbank in connection with any condition to the Eximbank Disbursement under this Agreement shall impair any right, power or remedy of Eximbank with respect to any other condition of the Eximbank Disbursement, or be construed to be a waiver thereof.

     Section 5.04. Representation and Warranty. The acceptance of the benefits of the Eximbank Disbursement shall constitute a representation and warranty by the Borrower to Eximbank that all the conditions specified in Section 5.02 hereof have been satisfied or waived as of that time.

     Section 5.05. Request for Eximbank Disbursement. The Borrower may, no earlier than five (5) Business Days prior to the proposed Disbursement Date, submit to Eximbank a completed and duly executed Request for Eximbank Disbursement; provided, however, that no Eximbank Disbursement shall be made in respect of such Request for Eximbank Disbursement until the conditions set forth in Article V have been fulfilled or waived. The
Request for Eximbank Disbursement shall be executed by an authorized representative of the Borrower, and shall be accompanied by (i) true, correct and complete copies of all the Eximbank Certificates and (ii) a written undertaking from the Agent in the form of Exhibit 1 to Annex B hereto. In no event shall the maximum amount of the Eximbank Disbursement exceed the aggregate of the Dollar amounts certified by Eximbank in the accompanying Eximbank Certificates as amounts eligible for Eximbank support and 100% of the Credit Exposure Fee. Notwithstanding anything to the contrary contained herein, the Borrower may only submit one (1) Request for Eximbank
Disbursement under this Agreement.


            ARTICLE VI.  REPRESENTATIONS AND WARRANTIES

     Section 6.01. Representations and Warranties with Respect to Guarantee Operative Date. In order to induce Eximbank to enter into this Agreement and each of the other Financing
Documents to which it is a party, to issue the Eximbank Guarantee Agreement and to establish the Eximbank Credit, the Borrower makes the following representations, warranties and agreements as of the date hereof and as of the Guarantee Operative Date, which shall survive the execution and delivery of this Agreement and the other Financing Documents to which Eximbank is a party and the disbursement and repayment of the Eximbank Credit:

     (a) Corporate Status. The Borrower (i) is a duly organized and validly existing corporation in good standing under the laws of the Republic, (ii) is duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or proposed to be conducted makes such qualification necessary and
(iii) has full power and authority to own the property and assets owned by it and to lease the properties leased by it and to transact the business in which it is engaged or proposes to be engaged and to do all things necessary or appropriate in respect of the Project and to consummate the transactions contemplated by the Project Documents in effect or required to be in effect as of each date this representation is made or deemed made.

     (b) Corporate Power and Authority. The Borrower has the corporate power and authority to execute and deliver, and to perform the terms and provisions of, each of the Project
Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Project Documents as have been executed and delivered as of each date this representation and warranty is made. The Borrower has, or in the case of the Project Documents other than this Agreement, by the Guarantee Operative Date will have, duly executed and delivered each of the Project Documents to which it is party, and each of such Project Documents constitutes or, in the case of each such other Project Document when executed and delivered, will constitute, the legal, valid and binding obligations of the Borrower and enforceable in accordance with its respective terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' tights generally and
(b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

     (c) No Violation. Neither the execution and delivery by the Borrower of the Project Documents to which it is a party, nor the Borrower's compliance with or performance of the terms and provisions thereof, nor the use of the proceeds of the Loans or the Eximbank Credit as contemplated by the respective Financing Documents (i) will contravene or violate any provision of any Applicable Law to which the Borrower, any of its assets or the Project is subject, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except any Permitted Liens) upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject, (iii) will violate any provision of the Articles of Incorporation or By-Laws of the Borrower or (iv) will require any consent or approval of any Governmental Authority or any creditor, shareholder, director or officer of the Borrower which has not been obtained.

     (d)  Capitalization.   (i) The authorized capital stock of the
Borrower consists of 2,200,000 shares of common stock, par value P28 per share, of which 550,000 shares are duly and validly issued, outstanding, fully paid and non-assessable; (ii) 263,996 of such issued shares of common stock (representing approximately 48% of such 550,000 issued shares) are owned and held by CE Philippines, a wholly-owned subsidiary of CE International (a wholly-owned subsidiary of CECI); (iii) 285,996 of such issued shares of common stock (representing approximately 52% of such 550,000 issued shares) are owned and held by Ormat Cebu; and (iv) eight (8) of such issued shares of common stock are directors' qualifying shares. Except as described in the Shareholder's Agreement, the Funding Agreement and the
Convertible Subordinated Notes, the Borrower does not have out-standing (i) any securities convertible into or exchangeable for its capital stock or (ii) any rights to subscribe for or to pur-chase, or any options for the purchase of, or any agreements, arrangements or understandings providing for the issuance (con-tingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

     (e) Subsidiaries. The Borrower has no Subsidiaries and owns no equity interest in any other Person.

     (f) Single-Purpose Borrower. The Borrower has not incurred any liabilities other than in connection with its participation in the transactions contemplated by the Project Documents. The Borrower (i) has not engaged in any business other than the design, development, ownership, financing, construction and operation of the Project and (ii) is not a party to any agreement, contract or commitment (other than (w) the agreements identified in clauses (i) through (xiii) of the definition of the term Operating Agreements set forth in Schedule X hereto, (x) the Financing Documents, (y) agreements, contracts or commitments contemplated by the O&M Parameters (including those relating to employee training, secondment of employees and vehicle rentals), the then-current Construction Budget or the then-current Annual Budget and (z) agreements, contracts and commitments in respect of Permitted Indebtedness) which, individually, creates an annual financial obligation of the Borrower in excess of $100,000 (or the equivalent in other currency) or which would cause the aggregate annual financial obligations of the Borrower under all agreements, contracts and commitments (other than those specified in clauses (w) through (z) immediately above) to which the Borrower is a party to exceed $300,000 (or the equivalent in other currency).

     (g)  Financial Statements; Financial Condition; Undisclosed
Liabilities; Etc.

       (i) The statements of financial condition of the Borrower most recently furnished to Eximbank present fairly the financial condition of the Borrower at the date of such statements of financial condition and the results of the operations of the Borrower for such fiscal year.  Such
   financial statements have been prepared in accordance with Philippine generally accepted accounting principles and practices consistently applied. Since the date of such financial statements, no event, condition or circumstance
(including without limitation Force Majeure as defined in Articles 13.1(a) and 13.1(b) of the Energy Conversion
   Agreement) has existed or has occurred which is reasonably likely to have a Material Adverse Effect.

     (ii) Except as fully reflected in the financial statements referred to in Section 6.01(g)(i), there are no liabilities or obligations with respect to the Borrower of any nature
   whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) for the period to which such financial statements relate which, either individually or in the
   aggregate, is reasonably likely to have a Material Adverse
Effect.  The Borrower does not know of any reasonable basis    for
the assertion against the Borrower of any liability or obligation of any nature whatsoever for such relevant period that is not fully reflected in the financial statements referred to in Section 6.01(g)(i) which, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

     (h) Litigation. Except as disclosed in Schedule 6.01(h) hereto, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority (including without limitation any appeal by any Person of a Governmental Approval) pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its properties, revenues or assets or the Project or the Site which has had or is reasonably likely to have a Material Adverse Effect. The Borrower is not in default with respect to any order of any court, arbitrator, administrative agency or other Governmental Authority. There is no injunction, writ, preliminary restraining order of any nature issued by an arbitrator, court of other Governmental Authority directing that any of the material transactions provided for in any of the Project Documents not be consummated as herein or therein provided. To the best of the Borrower's knowledge, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority (including without limitation any appeal by any Person of a Governmental Approval) pending or threatened against or affecting any party to any Project Document which is an Affiliate of the Borrower or any of their properties, revenues or assets, and the Borrower does not have knowledge of any such action, suit, investigation or proceeding pending or threatened against or affecting any other party to any Project Document or any of their properties, revenues or assets, in each case described in this sentence which has had or is reasonably likely to have a Material Adverse Effect.

     (i) True and Complete Disclosure. All factual information (taken as a whole, which, for the avoidance of doubt (i) shall not include any information by way of projections, estimates or other expressions of view as to future circumstances provided that such projections, estimates or other expressions of view are expressed in good faith and on the basis of reasonable assumptions and (ii) shall be qualified by any disclaimers with respect to such factual information provided by the Borrower to Eximbank, provided, however, that for purposes of this Section 6.01(i) the first sentence of the third paragraph of the disclaimer on the third page of the Information Memorandum shall be deemed to read as set forth in Schedule 6.01(i) hereto) heretofore or contemporaneously furnished by or on behalf of the Borrower, CECI or any Affiliate of the Borrower in writing to Eximbank (including without limitation such factual information as contained in the Information Memorandum and the Project
Documents), and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or CECI in writing to Eximbank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. There are in existence no documents or agreements which have not been disclosed to Eximbank which are material in the context of the Project Documents or which have the effect of varying any of the Project Documents.

     (j) Tax Returns and Payments. The Borrower has filed all tax returns required by Applicable Law to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. The Borrower has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all national, regional or local income taxes applicable for all prior Fiscal Years and for the current Fiscal Year to the date hereof.

     (k) Governmental Approvals. All Governmental Approvals necessary under Applicable Law in connection with (i) the due execution and delivery of, and performance by the Borrower of its obligations and the exercise of its rights under, the Project Documents in effect or required to be in effect as of each date this representation is made or deemed made, (ii) the grant by each of the Borrower, CECI, CE Philippines and Ormat Cebu of the Liens created pursuant to the Security Documents and the Funding Agreement and the validity, enforceability and perfection thereof and the exercise by Eximbank or the Collateral Agent of its rights and remedies thereunder and (iii) the construction and operation of the Project as contemplated by the Project Documents, to be obtained by the Borrower are, and to be obtained by any other Person (to the best knowledge of the Borrower) are, set forth in
Schedule 5.01(t). Each of the Governmental Approvals set forth in Part A of Schedule 5.01(t) and each other Governmental Approval obtained by the Borrower after the date of this Agreement but on or prior to the date this representation is made, has been duly obtained or made, is validly issued, is in full force and effect, is not the object of a currently pending appeal, is held in the name of the Person identified in Schedule 5.01(t) and is free from any condition or requirement compliance with which is reasonably likely to have a Material Adverse Effect or which the Borrower does not reasonably expect to be able to satisfy. There is no proceeding (including without limitation any appeal by any Person) pending or, to the best knowledge of the Borrower, threatened which is reasonably likely to result in the rescission, termination, material modification, suspension or determination of invalidity or lack of effectiveness of any such Governmental Approval. The information set forth in each application and other written material submitted by the Borrower to the applicable Governmental Authority in connection with each such Governmental Approval is accurate and complete in all material respects. The Governmental Approvals set forth in Part B of Schedule 5.01(t) are required solely in connection with later stages of construction and operation of the Project. The Borrower has no reason to believe that any Governmental Approval that has not been obtained by the Borrower, but which will be required in the future, will not be granted to it in due course, on or prior to the date when required and free from any condition or requirement compliance with which is reasonably likely to have a Material Adverse Effect or which the Borrower does not reasonably expect to be able to satisfy. The Project, if constructed in accordance with the Construction Contract, the Supply Contract and the other Project Documents, will conform to and comply with all covenants, conditions, restrictions and reservations in the Governmental Approvals and the Project Documents applicable thereto and all Applicable Laws. The
Borrower has no reason to believe that the Collateral Agent will not be entitled, without undue expense or delay, to the benefit of each Governmental Approval set forth on Schedule 5.01(t) upon the exercise of remedies under the Security Documents. Eximbank has received a true and complete copy of each Governmental
Approval heretofore obtained or made by the Borrower.

     (l)  Compliance with Statutes, Etc.

       (i)  The Borrower is in compliance with all Applicable
Laws in respect of the conduct of its business and the
   ownership of its property (including, without limitation, Applicable Laws relating to environmental standards and controls and resettlements and Applicable Laws relating to the maintenance of debt to equity ratios).

     (ii) Without limitation to the foregoing clause (i), the Borrower's business and the Project are being carried out in compliance with (x) applicable Philippine environmental guidelines and (y) applicable Philippine law regarding resettlement.

     (m) Environmental Matters. To the best of the Borrower's knowledge, neither the Site nor the Plant (nor any other property with respect to which the Borrower has retained or assumed liability either contractually or by operation of the law) has been affected by any Hazardous Material in a manner that is reasonably likely to give rise to any material liability of the Borrower under any Environmental Law or which has had or is reasonably likely to have a Material Adverse Effect.

     (n)  Patents, Licenses, Franchises and Formulas.  The
Borrower owns or has the right to use all the patents, trade-marks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect thereto, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present and proposed conduct of its business and the carrying out of the Project in the manner contemplated by the Project Documents, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, is reasonably likely to result in a Material Adverse Effect.

     (o)  Submission to Law and Jurisdiction.  As of the
Guarantee Operative Date, the choice of governing law for each of the respective Project Documents in effect or required to be in effect as of the Guarantee Operative Date will be recognized in the courts of the Republic, and those courts will recognize and give effect to any judgment in respect of such Project Document obtained by or against the Borrower in the courts of the jurisdictions to which the Borrower has submitted.

     (p) Status of the Loans and the Eximbank Credit. The Construction Financing Secured Obligations constitute, and the Eximbank Secured Obligations will constitute, direct, unconditional, and general obligations of the Borrower and rank senior as to priority of payment to all Subordinated Secured Obligations and all Indebtedness of the Borrower described in
Section 8.05(i)(j) and not less than pari passu as to priority of payment to all other Indebtedness of the Borrower. Except as permitted by Section 8.01 of this Agreement, the Borrower has not secured or agreed to secure any such other Indebtedness by any Lien upon any of its present or future revenues or assets or capital stock.

     (q)  Documents; Sufficiency of Project Documents.

     (i) Eximbank has received a complete copy of each Project Document in effect or required to be in effect as of each date this representation is made or deemed made (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) executed and delivered prior to the date as of which this representation is made or deemed made.

       (ii) To the best of the Borrower's knowledge, the services to be performed, the materials to be supplied and easements, licenses and other rights granted or to be granted to the Borrower pursuant to the terms of the Project Documents provide or will provide the Borrower with all rights and property interests required to enable the Borrower to obtain all services, materials or rights (including access) required for the design, construction, start-up, operation and maintenance of the Project, including the Borrower's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations, under the Project Documents, other than those services, materials or rights that reasonably can be expected to be obtainable in the ordinary course of business without material additional expenses or material delay.

     (r) Fees and Enforcement. Other than amounts that have been paid in full or will have been paid in full by the Guarantee Operative Date (or, for the purposes of Section 6.02 hereof, the Disbursement Date), no fees or taxes, including without limitation stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity, or enforceability of this Agreement or any of the other Project Documents in effect or required to be in effect as of each date this representation is made or deemed made. This Agreement and each of such Project Documents executed and delivered as of the date this representation is made or deemed made are each in proper legal form under the laws of the Republic, and under the respective governing laws selected in such Project Documents, for the enforcement thereof in such jurisdiction without any further action on the part of the Collateral Agent or Eximbank.

     (s) Utility Availability. Arrangements reflected accurately and completely in the Construction Budget have been made under the Construction Contract, the Supply Contract, the Energy
Conversion Agreement or otherwise on commercially reasonable terms for the provision of all services, materials and utilities reasonably necessary for the construction of the Project.

     (t) Availability and Transfer of Foreign Currency. Except as disclosed in Schedule 6.01(t) to this Agreement, all requisite foreign exchange control approvals and other authorizations, if any, by the Republic or any department or agency thereof have been validly obtained and will be kept current and in full force and effect to assure (i) the ability of the Borrower to receive, and the ability of any other party to make, any and all payments to the Borrower contemplated by the Project Documents, (ii) the availability of Dollars to enable the Borrower to perform all of its obligations under the Financing Documents or any of the other Project Documents, as the case may be, in accordance with their respective terms, and (iii) the ability of the Borrower to convert all sums received in Peso amounts from PNOC-EDC under the Energy Conversion Agreement and the PNOC-EDC Consent Agreement and from the Republic under the Performance Undertaking and the Republic Consent Agreement, including any Peso amounts representing SFRI Fees, from Pesos to Dollars, immediately upon receipt thereof, and to use the Dollars as necessary to perform all of its obligations under the Project Documents, in accordance with their respective terms. Except as disclosed in Schedule 6.01(t) to this Agreement, there are no restrictions or requirements which limit the availability or transfer of foreign exchange, or the conversion to a foreign exchange, for the purpose of the performance by the Borrower of its obligations under the Financing Documents, this Agreement or under any of the other Project Documents.

     (u) Construction Budget. (i) The Construction Budget as in effect on the date hereof is attached as Schedule 6.01(u) to this Agreement. The Construction Budget accurately specifies all costs and expenses incurred and, to the best of the Borrower's knowledge, anticipated to be incurred, prior to the latest date on which the Maturity Date can be expected to occur to construct and finance the construction of the Project in the manner contemplated by the Project Documents. In addition, to the best of the Borrower's knowledge, the amount of all costs and expenses required to be paid or incurred prior to the latest date on which the Maturity Date can be expected to occur to construct and finance the construction of the Project in the manner contemplated by the Project Documents does not exceed the amount reflected in the Construction Budget.

       (ii) To the best of the Borrower's knowledge, all projections and budgets (including the Construction Budget and the Base Case Forecast) furnished or to be furnished to the Agent, the Collateral Agent, the Issuing Bank, the Banks or Eximbank by or on behalf of the Borrower and the summaries of significant assumptions related thereto (w) have been and will be prepared with due care, (x) fairly present, and will fairly present, the Borrower's expectations as to the matters covered thereby as of their date, (y) are based on, and will be based on, reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and costs) and (z) are in all materials respects consistent with, and will be in all material respects consistent with, the provisions of the Project Documents.

     (v) Title; Liens. The Borrower has good and valid title to all of its other properties and assets, in each case, free and clear of all Liens other than Permitted Liens. No mortgage or financing statement or other instrument or recordation covering all or any part of the property or assets of the Borrower is on file in any recording office, except such as relate to Liens described in paragraphs (a) and (b) of Section 8.01 hereof.

     (w) Transactions with Affiliates. The Borrower is not a party to any contracts or agreements with, or any other commitments to, whether or not in the ordinary course of business, any Affiliate, which are individually valued in excess of $100,000 or in the aggregate valued in excess of $300,000, except for the Funding Agreement (and the agreements for the transactions contemplated therein), the Pledge Agreement, the Supply Side Agreement and any other contracts, agreements or commitments that are contemplated in the O&M Parameters (including those relating to employee training, vehicle rentals and secondment of employees) or in the Funding Agreement.

     (x) No Additional Fees. Other than as expressly set forth in the Base Case Forecast and the Construction Budget, the Borrower has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Project Documents.

     (y) Regulation of Parties. None of the Borrower, its Affiliates nor any of the Secured Parties or Eximbank is or will be, solely as a result of the participation by such parties separately or as a group in the transactions contemplated hereby or by any other Project Document, or as a result of the ownership, use of operation of the Project, subject to regulation by any Governmental Authority of the United States as a "public utility", an "electric utility", an "electric utility holding company", a "public utility holding company", a "holding company", or an "electrical corporation" or a subsidiary or affiliate of any of the foregoing under any Applicable Law of the United States (including, without limitation, PUHCA and FPA) or by any Governmental Authority of the Republic as a "public utility" under any Applicable Law of the Republic. So long as the owner and operator of the Project is an "exempt wholesale generator" under Section 32 of PUHCA or a "foreign utility company" under Section 33 of PUHCA, none of the Secured Parties will by reason of its or their ownership or operation of the Project upon the exercise or remedies under the Security Documents be subject to regulation by any Governmental Authority of the United States as a "public utility", an "electric utility", an "electric utility", an "electric utility holding company", a "holding company", or an "electric corporation" or a subsidiary or affiliate of any of the foregoing under any Applicable Law of the United States (including, without limitation, PUHCA and FPA).

     (z) Regulatory Status. The Borrower is not subject to regulation as a "subsidiary company" of a holding company under PUHCA.

     (aa) ERISA and Employees. The Borrower does not sponsor, maintain, administer, contribute to, participate in, or have any obligation to contribute to or any liability under, any Plan nor since the date which is six years immediately preceding the Guarantee Operative Date has the Borrower established, sponsored, maintained, administered, contributed to, participated in, or had any obligation to contribute to or liability under, any Plan. A Termination Event has not occurred with respect to any Plan the occurrence of which has had or to the Borrower's knowledge is reasonably likely to result in a Material Adverse Effect.
Neither the Borrower nor any ERISA Affiliate has failed to make a required contribution or payment to a Multiemployer Plan when due, the failure of which has had or to the Borrower's knowledge is reasonably likely to result in a Material Adverse Effect. To the Borrower's knowledge, no accumulated funding deficiency as defined in Section 412 of the Code has been incurred nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contribution or to pay any amount due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan, nor has there been any event requiring disclosure under Section 4041(c)(3)(C) or Section 4063 of ERISA with respect to any Pension Plan, the event or occurrence of which has had or to the Borrower's knowledge is reasonably likely to result in a Material Adverse Effect. To the Borrower's knowledge, the Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA and the Code with respect to the Plans and all benefit liabilities under each Pension Plan are being funded in accordance with applicable legal requirements and reasonable actuarial assumptions and methods as set forth in ERISA and the Code. To the Borrower's knowledge, no material proceeding, claim, lawsuit and/or investigation exists or, to the best of the Borrower's knowledge, is threatened concerning any (i) Pension Plan, or (ii) Multiemployer Plan, the occurrence of which has had or is reasonably likely to result in a Material Adverse Effect. Neither the Borrower nor, to the Borrower's knowledge, any ERISA Affiliate has incurred any liability to the PBGC other than for insurance premiums with respect to a Pension Plan, the payment of which is not yet due.

     (bb) Investment Company Act. Neither the Borrower nor any of its Affiliates is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment
Company Act of 1940, as amended.

     (cc) No Re-Export of Items. To the best of the Borrower's knowledge, no Items will be re-exported from the Republic
(whether as discrete Items, components of another product or part of a project), nor will any Item be used or sold to any Person in any Excluded Country.

     (dd) Special Representation, Warranty and Covenant. The Borrower represents, warrants and covenants that it has not employed, does not employ and will not employ (i) as an agent or attorney in connection with the Eximbank Credit any person who as an employee of Eximbank had participated personally and substantially in the Eximbank Credit or (ii) as an agent or attorney to appear personally in connection with the Eximbank Credit any person who had been an employee of Eximbank within two years of being employed by the Borrower and had official responsibility for the Eximbank Credit at any time during the last year of that person's employment by Eximbank.

     Section 6.02 Representations and Warranties with Respect to the Disbursement Date. In order to induce Eximbank to make the Eximbank Credit available to the Borrower on the Disbursement Date, the Borrower confirms the representations and warranties set forth in Section 6.01 as if made as of the Disbursement Date (except where specified to be made as of a specified date).

     Section 6.03 Acknowledgment. The Borrower acknowledges that it has made the foregoing representations and warranties with the intention of persuading Eximbank to enter into this Agreement and the Eximbank Guarantee Agreement and to make the Eximbank Credit available and that Eximbank has entered into this Agreement and the Eximbank Guarantee Agreement on the basis of, and in full reliance on, each of such representations and warranties. The Borrower warrants to Eximbank that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter necessary to make such representation not misleading in any material respect. The rights and remedies of Eximbank in relation to any misrepresentations or breach of warranty on the part of the Borrower shall not be prejudiced by any investigation by or on behalf of Eximbank into the affairs of the Borrower, by the execution, delivery or performance of this Agreement or any other Financing Document or by any other act or thing which may be done by or on behalf of Eximbank in connection with this Agreement or any other Financing Document and which might, apart from this Section, prejudice such rights or remedies.


               ARTICLE VII.  AFFIRMATIVE COVENANTS.

     With respect to provisions of this Article VII so specifying, from and after the Disbursement Date and, with respect to all remaining provisions of this Article VII, from and after the execution and delivery of this Agreement, in each case until the Eximbank Credit is paid in full, except as otherwise waived pursuant to the next two succeeding sentences, the Borrower covenants and agrees as provided in this Article VII. Provisions of this Article VII specifying effect from and after the Disbursement Date and provisions requiring consultations with or the furnishing of documents or other information to Eximbank or requiring the consent or approval of Eximbank to the taking or omission of any action may only be waived by Eximbank and in writing. All other provisions of this Article VII may be waived with effect during the period prior to the Disbursement Date by the Required Secured Parties and in writing and, thereafter, by Eximbank and in writing.

     Section 7.01. Information Covenants. The Borrower shall furnish to Eximbank:

     (a) Quarterly Financial Statements. As soon as available but, in any event, within 60 days (or 120 days in the case of the fourth quarterly accounting period) after the close of each quarterly accounting period in each Fiscal Year,

       (i) two copies of complete unaudited statements of financial condition of the Borrower as at the end of such quarterly period with related statements of income and
   retained earnings and statements of changes in financial posi-tion for such quarterly period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly per-iod, in each case setting forth comparative figures for the
related periods in the prior Fiscal Year, all of which shall    be
in form satisfactory to Eximbank and certified by the chief financial officer of the Borrower, subject to normal year-end audit adjustments;

       (ii) a report on any event or condition materially and adversely affecting or which is reasonably likely to have a Material Adverse Effect; and

       (iii) a statement of all financial transactions in such Quarter between the Borrower and any Affiliate of the
   Borrower, including a certification that such transactions were on ordinary commercial terms negotiated on an arms-length basis.

     (b) Annual Financial Statements. As soon as available but, in any event, within 120 days after the close of each Fiscal Year, two copies of the following, all in form satisfactory to Eximbank:
(i) statements of financial condition of the Borrower as at the end of such Fiscal Year with the related statements of income and retained earnings and statements of changes in finan-cial position for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year and certified by the Auditors (all such statements being in agreement with the Borrower's books of account and prepared in accordance with Philippine generally accepted accounting principles consistently applied), and (ii) a report of the Auditors (x) stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with Philippine generally accepted auditing standards, the Auditors obtained no knowledge of any Incipient Default Event or Default Event which has occurred and is continuing or, if in the opinion of the Auditors such an Incipient Default Event or Default Event has occurred and is continuing, a statement as to the nature thereof and (y) certifying that, based on said financial statements, the Borrower was in compliance with the financial covenants contained in Section 8 as of the end of the relevant Fiscal Year or, as the case may be, detailing any non-compliance therewith.

     (c)  Financial Statements of CECI and Other Affiliates.
Within 30 days after the filing of the same with the United States Securities and Exchange Commission, copies of the annual and quarterly financial statements (consisting of a balance sheet and the related statements of income, equity and cash flows) of CECI and, concurrently therewith, copies of the annual and quarterly financial statements (consisting of a balance sheet and the related statements of income, equity and cash flows), unaudited if audited are not available, of CE International, Ormat Cebu and CE Philippines, certified by the chief financial officer of CE International, Ormat Cebu or CE Philippines, as the case may be; provided, however, that so long as CE International, Ormat Cebu or CE Philippines engage in no business other than the holding of their respective direct or indirect ownership interests in the Borrower, the Borrower shall be deemed to have complied with this Section 7.01(c) if on each date the Borrower would otherwise be required to furnish financial statements of any such Persons pursuant to this Section 7.01(c), the Borrower instead furnishes a certificate of the chief financial officer of each such Person certifying that such Person is engaged in no other business.

     (d) Management Letters. Promptly after the Borrower's receipt thereof, a copy of any "management letter" or other similar communication received by the Borrower from the Auditors in relation to the Borrower's financial, accounting and other systems, management and accounts.

     (e) Annual Operating Budget. As soon as available but, in any event, within 60 days prior to (i) the Operation Date and, thereafter, (ii) the commencement of each Fiscal Year, an annual operating budget (the "Annual Budget") (including budgeted state-ments of income and sources and uses of cash and balance sheets) prepared by the Borrower and accompanied by a statement of the chief financial officer of the Borrower to the effect that, to the best of his or her knowledge, the budget is a reasonable estimate for the period covered thereby. The first Annual Budget shall cover the period from the Operation Date through the end of the Fiscal Year in which the Operation Date occurs, and, if such period consists of less than six (6) months, for the immediately succeeding Fiscal Year. Each Annual Budget shall contain complete, fair and accurate estimates (by principal components) of Sales Proceeds, Operating and Maintenance Costs and Debt Service for each Month covered by such Annual Budget based on the Borrower's best projections at such time. Unless otherwise consented to by Eximbank, the Annual Budget from year to year shall be based on the same format as the Base Case Forecast, including any amounts allocated for contingencies, and be maintained on the same basis and provide sufficient detail to permit a meaningful comparison. For each Annual Budget that is expected to cover any period occurring after the Disbursement Date, Eximbank (in consultation with the Independent Engineer) shall review such Annual Budget, and Eximbank's response shall not be unreasonably delayed. If Eximbank does not approve an Annual Budget, Eximbank shall notify the Borrower of the items which are disapproved and the reason for such disapproval. Until such Annual Budget is so approved, the Annual Budget most recently in effect shall continue to apply, except that any items of the then proposed Annual Budget that have been approved shall also be given effect. From time to time, but not more frequently than once per Quarter, the Borrower may propose amendments to an Annual Budget, and Eximbank (in consultation with the Independent Engineer) may reject such proposal within thirty (30) Business Days from the date the Borrower submits such proposal if in Eximbank's reasonable judgment such amendment is not reasonably necessary or advisable for operation of the Project and, if no such rejection is made, such amendments shall become effective. Not later than three
(3) Business Days after the effective date of each Annual Budget and of any amendment thereto, the Borrower shall provide a copy of the same to the Collateral Agent.

     (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.01(a) and (b), a certificate of a Financial Officer of the Borrower to the effect that, to the best of his or her knowledge, no Incipient Default Event or Default Event has occurred and is continuing or, if any Incipient Default Event or Default Event has occurred and is continuing, specifying the nature and extent thereof and what action the Borrower is taking or proposes to take in response thereto, which certificate shall, from and after the Disbursement Date, set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Section 7.14, 8.03, 8.19 and 8.20.

     (g) Notice of Default, Litigation, etc. (i) Immediately upon the Borrower obtaining knowledge thereof, notice, by facsimile, cable or telex, of any event which constitutes an Incipient Default Event or Default Event, specifying the nature of such Incipient Default Event or Default Event and any steps the Borrower is taking to remedy the same; and (ii) promptly, and in any event within 20 Business Days after an officer of the Borrower obtains knowledge thereof:

       (A)  notice of any litigation or governmental proceeding
pending (x) against the Borrower (i) involving a claim in    excess
of $500,000 (or the equivalent thereof in other currency) or (ii) which is reasonably likely to have a Material Adverse Effect or (y) with respect to any Project
Document;

       (B) notice of any proposal by any Governmental Authority to acquire compulsorily the Borrower, any of the Collateral or a substantial part of the Borrower's business or assets;

       (C) notice of any substantial dispute between the Borrower or the Sponsor and any Governmental Authority relating to the Project;

       (D) notice of any change in the authorized officers or directors referred to in Section 5.01(p) above, giving certified specimen signatures of any new officer or director so appointed and, if requested by Eximbank, satisfactory evidence of the authority of such new officer or director;

       (E) notice of any actual or proposed termination, rescission, discharge (otherwise than by performance), amendment or waiver or indulgence under, any material provision of any Project Document (other than by Eximbank);

       (F) copies of any material notice or correspondence received or initiated by the Borrower relating to a
   Governmental Approval or other license or authorization necessary for the performance by the Borrower of its obligations under the Project Documents;

       (G) notice of any Lien (other than a Permitted Lien) becoming enforceable over any of the Borrower's assets;

       (H) notice of any proposed material change in the nature or scope of the Project or the business or operations of the
Borrower and any one or more events, conditions or
   circumstances (including without limitation Force Majeure as defined in Sections 13.1(a) and 13.1(b) of the Energy
   Conversion Agreement) that exist or have occurred which are reasonably likely to have a Material Adverse Effect;

       (I)  until the Eximbank Guarantee Agreement has terminated in accordance with its terms, notice of the occurrence of any
event or act which could reasonably qualify as a Political    Risk
(as defined in the Eximbank Guarantee Agreement);

       (J)  notice of or (in the case of items described in
clause (x)) copies of: (x) each funding waiver request filed with respect to any Pension Plan and all communications
   received or sent by the Borrower or any ERISA Affiliate with
respect to such request; and (y) the failure of the Borrower    or
any ERISA Affiliate to make a required installment or    payment
under Section 412 of the Code, Section 302 of ERISA or    the terms
of any Pension Plan by the due date (other than the    quarterly
contributions described in Section 302(e) of ERISA    or Section
412(m) of the Code);

       (K)  notice of the occurrence of any Termination Event
which has had or is reasonably likely to result in a Material
Adverse Effect in connection with any Pension Plan or any    trust
thereunder, specifying the nature thereof, what action    the
Borrower or the ERISA Affiliate has taken, is taking or    proposes
to take with respect thereto and, when known, any    action taken
or threatened by the United States Internal    Revenue Service, the
United States Department of Labor or the    PBGC with respect
thereto;

       (L) copies of: (x) all notices of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; and (y) all notices from a
   Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA; or

       (M)  notice of the filing of an intent to terminate any
Pension Plan under a distress termination within the meaning    of
Section 4041(c) of ERISA; or

       (N) a copy of each agreement, commitment or understanding (whether or not subject to the approval of Eximbank pursuant to any other provision of this Agreement) executed by or on
behalf of the Borrower (excluding (x) the agreements set forth in clauses (i) through (xi) of the definition of the term "Operating Agreements" in Schedule X hereto but including replacements thereof and (y) ordinary course agreements, commitments or understandings entered into in the ordinary course of business which are required to perform the O&M Parameters and which (1) do not, individually, create a financial obligation of the Borrower in excess of $200,000 and
  (2) would not, in the aggregate, result in the expenditure of funds in any Fiscal Year in excess of the amount budgeted for Operating and Maintenance Costs (including the Contingent O&M
Amount) in the then-current Annual Budget for such Fiscal    Year)
in connection with the Project, which notice shall    specifically
refer to Section 7.01(g)(ii)(N) and, with respect    to any such
agreement, commitment or understanding extending    by its terms
beyond the Disbursement Date, request that Eximbank confirm (prior to the Disbursement Date, after consultation with the Agent) whether or not such agreement, commitment or understanding shall constitute an Operating Agreement, in which case such agreement, commitment or understanding shall only constitute an Operating Agreement if Eximbank shall so designate it as an Operating Agreement in a writing delivered to the Borrower within 60 days of Eximbank's receipt thereof.

     (h)  Implementation Reports.  Prior to the Project
Completion Date, within 21 days of the end of each Month, a report, in a form satisfactory to Eximbank, on the implementation and progress of the Project, including (i) any factors materially and adversely affecting or which are reasonably likely to materially and adversely affect the carrying out of the Project and (ii) copies of any reports received by the Borrower from any outside technical consultant identifying any matter that is of material adverse significance to the operation of the Plant.

     (i) Operation Date Notice. The Borrower shall notify Eximbank, within two Business Days, of the occurrence of each of
(i) the Operation Date and (ii) satisfaction of the conditions precedent to Eximbank Disbursement specified in Section 5.02 hereof.

     (j) Other Information. From time to time, such other information or documents (financial or otherwise) as Eximbank may reasonably request including, without limitation, (1) advance notice of the commencement of all performance tests under the Construction Contract and (2) if the Completion Date (as defined in the Energy Conversion Agreement) shall have been deemed to have occurred pursuant to Section 4.9(b) of the Energy Conversion Agreement, information as to the circumstances giving rise to the same, the action(s) which the Borrower (and, to the extent known by the Borrower, PNOC-EDC) is taking or proposes to take with respect to the same and periodic reports of the status of such actions and the implementation thereof.

     Section 7.02. Books, Records and Inspections; Accounting and Audit Matters. (a) The Borrower will keep proper books of record and account adequate to reflect truly and fairly the financial condition and results of operations of the Borrower (including the progress of the Project) in which full, true and correct entries in conformity with Philippine generally accepted accounting principles consistently applied and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. The Borrower will permit officers and designated representatives of Eximbank to visit and inspect, under guidance of officers of the Borrower, any of the properties of the Borrower, and to examine and make copies of the books of record and account of the Borrower and discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as Eximbank may request.

     (b) The Borrower shall authorize the Auditors (whose fees and expenses shall be for the account of the Borrower) to communicate directly with Eximbank at reasonable intervals, but if a Incipient Default Event or a Default Event has occurred or is continuing, then at any time, regarding the Borrower's accounts and operations and furnish to Eximbank a copy of such authorization, which shall be in form and substance satisfactory to Eximbank; provided, however, that Eximbank will (i) provide the Borrower with copies of any correspondence between Eximbank and the Auditors; and (ii) provide the Borrower with reasonable notice of any meeting between Eximbank and the Auditors, with a description of the matters to be discussed at such meeting, and allow the Borrower to attend any such meeting.

     (c) The Borrower will at all times cause a complete set of the current and (when available) as-built plans (and all supplements thereto) relating to the Plant to be maintained at the Plant or the Construction Contractor's office for inspection by the Independent Engineer and Eximbank.

     Section 7.03. Maintenance of Property, Insurance. (a) The Borrower will (i) keep all property useful and necessary in its business in good working order and condition and (ii) keep its present and future properties and business insured with financially sound and reputable insurers satisfactory to Eximbank against loss or damage in such manner and to the same extent as required in Section A of Schedule 7.03 hereto until the expiration of such policies and immediately thereafter as required in Section C of Schedule 7.03 hereto, including in each case pursuant to policies naming the Collateral Agent as sole loss payee thereunder and containing cut-through endorsements to reinsurers, provisions requiring that the Collateral Agent and Eximbank shall receive notices of any non-payment of premiums and that such policy may only be canceled for non-payment of premiums, if cancelable, upon sixty (60) days prior notice to the Collateral Agent and Eximbank and with the Collateral Agent endorsed on each such insurance policy as the sole loss payee or beneficiary, as applicable. On or prior to the dates required pursuant to Section A or Section C, as the case may be, of
Schedule 7.03, the Borrower will submit to Eximbank certificates of insurance relating to the insurances required by Section A and Section C of Schedule 7.03 (together with copies of such insurance policies if then available) from the Borrower's insurers and insurance brokers (including confirmation of premium payments), which certificates shall indicate the properties insured, amounts and risks covered, names of the beneficiaries, expiration dates, names of the insurers and special features of the insurance policies. The Borrower shall provide Eximbank with copies of insurance policies relating to the insurances required by Section A and Section C of Schedule 7.03 hereto on or prior to the date such policies are required to be delivered to Eximbank in accordance with such Section A or Section C, as the case may be. Prior to the Disbursement Date, the Borrower shall provide Eximbank with copies of the insurance policies relating to the insurances required by Section C of Schedule 7.03 hereto, such policies to be in form and substance, and issued by companies, satisfactory to Eximbank (in consultation with the Insurance Consultant).

     (b) The Borrower will cause the Construction Contractor and the Construction Supplier, as applicable, to (i) keep the insurances described in Section B of Schedule 7.03 hereto with financially sound and reputable insurers satisfactory to, prior to the Disbursement Date, the Agent and, thereafter, Eximbank, in each case against loss or damage in such manner and to the same extent as so described in each case pursuant to policies naming the Collateral Agent as sole loss payee thereunder and containing cut-through endorsements to reinsurers and provisions requiring that the Collateral Agent and Eximbank shall receive notices of any non-payment of premiums and that such policy may only be canceled (x) as provided in Section B of Schedule 7.03 hereto or (y) if not therein provided, for non-payment of premiums, if cancelable, upon sixty (60) days prior written notice to the Collateral Agent and Eximbank. On or prior to the dates required pursuant to Section B of Schedule 7.03, the Borrower will cause the Construction Contractor or the Construction Supplier, as applicable, to submit to Eximbank certificates of insurance relating to the insurances required by Section B of Schedule 7.03 (together with copies of such insurance policies if then available) from the insurers or insurance brokers for such insurances (including confirmation of premium payments), which certificates shall indicate the type of insurance, amounts and risks covered, names of the beneficiaries, expiration dates, names of the insurers and special features of the insurance policies.
The Borrower will cause the Construction Contractor or the Construction Supplier, as applicable, to provide Eximbank with copies of insurance policies relating to the insurances described in Section B of Schedule 7.03 hereto on or prior to the date such policies are required to be delivered to Eximbank in accordance with such Section B of Schedule 7.03 hereto, such policies to be in form and substance, and issued by companies, satisfactory to Eximbank in consultation with the Insurance Consultant. The Borrower will cause the Construction Contractor to establish the ECA Construction Performance Bond in favor of PNOC-EDC within the time required by PNOC-EDC in connection with the Energy Conversion Agreement and will deliver evidence reasonably satisfactory to Eximbank of PNOC-EDC's acceptance of the ECA Construction Performance Bond within fifteen (15) calendar days after the same is so established.

     (c) In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained by the Borrower or for which the Borrower is responsible, or required to be maintained by the Construction Supplier or the Construction Contractor or for which the Construction Supplier or the Construction Contractor is responsible, other than insurance required by Applicable Law to be maintained, shall not be available and commercially feasible in the commercial insurance market, the Agent, prior to the Construction Financing
Termination Date, or, thereafter, Eximbank, shall not unreasonably withhold its consent to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that (i) the Borrower shall first request any such waiver in writing, which request shall be accompanied by a written report prepared by the Borrower's insurance adviser certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for electric generating plants of similar type and capacity, and (ii) the Insurance Consultant shall confirm in writing the conclusions contained in such report. The failure at any time to satisfy the condition to any waiver of an insurance requirement set forth in the proviso to the preceding sentence shall not impair or be construed as a relinquishment of the Borrower's ability to obtain a waiver of an insurance requirement pursuant to the preceding sentence at any other time upon satisfaction of such conditions.


     (d) The provisions of this Section 7.03 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance. In the event that any insurance whatsoever is purchased, taken or otherwise obtained by the Borrower with respect to the Project taken otherwise than as required hereunder or if not properly endorsed to the Collateral Agent as the sole loss payee or beneficiary or otherwise made upon the terms required in this
Section 7.03, without limitation to any provision of the Assignment and Security Agreement, such insurance shall be considered assigned hereunder to the Collateral Agent with the right of the Collateral Agent to make, settle, compromise and liquidate any and all claims thereunder, without prejudice to the exercise of any other rights and remedies that the Collateral Agent may have under any of the Financing Documents, or under any Applicable Law.

     Section 7.04. Maintenance of Existence; Privileges; Etc. The Borrower shall at all times (a) preserve and maintain in full force and effect (i) its existence as a corporation and good standing under the laws of the Republic, (ii) its qualification to do business in each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary and (iii) all of its powers, rights, privileges and franchise necessary for the construction, ownership, maintenance and operation of the Project and the maintenance of its existence, (b) obtain in a timely manner and maintain in full force and effect (or where appropriate, renew) all Governmental Approvals (including, without limitation, those under Environmental Laws) and all other licenses, registrations, waivers, consents and approvals required at any time in connection with the construction, maintenance, ownership or good and orderly operation of the Project and all licenses, consents and approvals necessary for the conversion to Dollars of all Peso amounts (including, without limitation, Peso amounts representing SFRI Fees) payable under the Energy
Conversion Agreement, the PNOC-EDC Consent Agreement, the Performance Undertaking and the Republic Consent Agreement and for the remission to the United States in Dollars of any amounts paid or payable to the Secured Parties in connection with any Financing Document or the transactions contemplated thereby or the shares of common stock of the Borrower and (c) preserve and maintain good and marketable title to its properties and assets (it being understood that the Borrower's rights with respect to the Site are solely as set forth in the Energy Conversion
Agreement and the Accession Undertaking) subject to no Liens other than Permitted Liens.

     Section 7.05. Compliance with Statutes. The Borrower will comply with all Applicable Laws in respect of the conduct of its business and the ownership, operation and use of its property (including, without limitation, Applicable Laws relating to environmental standards and controls and Applicable Laws relating to the maintenance of debt to equity ratios).

     Section 7.06.  Consultations Regarding Independent
Engineer's Report. The Borrower agrees that (i) in addition to any other consultation required hereunder, following the end of each Month, upon the request of the Agent or Eximbank, the Borrower shall consult with such Person regarding any materially adverse event or condition identified by the Independent Engineer in the reports provided by the Independent Engineer for such Month pursuant the Representative Agreement, and (ii) in the event the Borrower fails to hold such consultations within 30 days of such request, such event or condition shall be deemed to have a Material Adverse Effect.

     Section 7.07.  Project Implementation; Use of Proceeds.
(a) The Borrower shall (i) carry out the Project and conduct its business with due diligence and efficiency and in accordance with sound engineering, financial, and business practices and in accordance with the Annual Budget as specified in
Section 7.01(e); and (ii) use the proceeds of the Loans and the Eximbank Credit only for the purpose set forth in Section 2.01.

     (b)  Without limiting the generality of the preceding clause
(a), the Borrower will cause the construction of the Project to be prosecuted and completed with due diligence and continuity (except for interruptions due to events of force majeure, which the Borrower will use its best efforts to mitigate), in good and workmanlike manner and in accordance with (i) sound generally accepted building and engineering practices, (ii) all Governmental Approvals and Applicable Laws applicable to the Site, the Plant or the Borrower, (iii) the Construction Contract, (iv) the Supply Contract and (v) the Construction Budget.

     (c)  Without limiting the generality of clause (a) of this
Section 7.07, from and after the Disbursement Date, the Borrower will operate and maintain the Project, and retain and maintain the staff sufficient to operate and maintain the Project, in accordance with the O&M Parameters and will otherwise comply with and satisfy the requirements of the O&M Parameters.

     (d) The Borrower shall use reasonable efforts to become a member of the multi-partite monitoring team described in paragraph 1 of Section IV of the Environmental Compliance Certificate; provided, however, that the Borrower need not become a member of such monitoring team if, in the reasonable judgment of the Borrower, after consultation with its counsel, the Borrower's participation in the activities conducted by such monitoring team could reasonably be expected to expose the Borrower to additional liability under Applicable Laws of the Republic.

     (e) Without limiting the generality of clauses (a) and (b) of this Section 7.08, in order to avoid a deemed abandonment under
Section 14.2.1(d) of the Energy Conversion Agreement, if the conditions precedent specified in clauses (a) and (b) of Section
13.3 of the Construction Contract have been satisfied the Borrower shall, within ten (10) Business Days prior to the date of potential abandonment under the Energy Conversion Agreement, exercise the right granted to it under the last sentence of Section 13.3 of the Construction Contract and certify to PNOC-EDC that the Power Plant (as defined in the Construction Contract) has achieved ECA Completion in accordance with Section 6.1(b) of the Energy Conversion Agreement.

     (f) The Borrower shall provide Eximbank with notice immediately upon becoming aware that conditions to (i) drawdown have been met permitting the drawdown of any amount under either or both of the Supply Contract Letters of Credit and/or (ii) the enforcing of either or both of the Ormat Industries Guaranty and the Ormat Guaranty have been met.

     Section 7.08.  Auditors.  In the event that Deloitte, Touche
& Tohmatsu International should cease to be the Auditors of the Borrower for any reason, the Borrower shall appoint and maintain as the Auditors another firm of independent public accountants approved by Eximbank.

     Section 7.09.  Taxes, Duties, Proper Legal Form.  The
Borrower will pay and discharge all taxes, duties, fees, assessments or other governmental charges imposed on it, on its income or profits, on any of its property, or in connection with the execution, issue, delivery, registration, notarization, assignment or transfer of any interest in or for the legality, validity, or enforceability, of any Project Document prior to the date on which penalties attach thereto, and all claims, levies or liabilities (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or, if unpaid, might become a Lien upon the property of Borrower (or any part thereof). The
Borrower shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, governmental charge or claim by proper proceedings timely instituted, and may permit the taxes, assessments, governmental charges or claims so contested to remain unpaid during the period of such contest if (i) the Borrower diligently prosecutes such contest, (ii) during the period of such contest the enforcement of any contested item is effectively stayed, (iii) the Borrower sets aside on its books adequate reserves with respect to the contested items and (iv) such contest does not, in the reasonable discretion of, prior to the Disbursement Date, the Agent and thereafter, Eximbank, involve a material risk of the sale, forfeiture or loss of any of the Collateral. The Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, duty, fee, assessment, other governmental charge or claim and cause the same to be satisfied of record.

     Section 7.10.  Independent Engineer; Insurance Consultant.
The Borrower (i) agrees to the Independent Engineer carrying out the role described in the Representative Agreement, (ii) confirms and agrees to the terms of its Acknowledgment appended to the Representative Agreement, which terms are incorporated herein by reference as if fully set forth herein and (iii) will ensure that the Insurance Consultant will be provided with all information reasonably required by the Insurance Consultant and will exercise due care to ensure that any information which it may supply to the Insurance Consultant is materially accurate and not, by omission of information or otherwise, misleading in any material respect.

     Section 7.11. Performance of Obligations. The Borrower will perform all of its material obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound and will perform (i) all of its obligations under the terms of the Financing Documents and the Energy Conversion Agreement and (ii) such of its obligations under the terms of the Project Documents (other than the Financing Documents and the Energy Conversion Agreement) the non-performance of which is reasonably likely to have a Material Adverse Effect. The Borrower will maintain in full force and effect each of the Project Documents to which it is a party. The Borrower will preserve, protect, defend and enforce the rights granted to it under or in connection with the Project Documents. The Borrower shall take all action within its control required or in the reasonable opinion of Eximbank advisable to ensure that, unless otherwise consented to in writing by Eximbank, each of the Energy Conversion Agreement, the Construction Contract, the Supply Contract, the Performance Undertaking, the Ormat Guaranty, the Ormat Industries Guaranty, the Funding Agreement and the Supply Contract Letters of Credit are in proper legal form under the laws of the Republic or under the respective governing laws selected in such Project Documents, for the enforcement thereof in such jurisdictions without any further action on the part of Eximbank.

     Section 7.12. Additional Documents; Filings and Recordings. The Borrower shall execute and deliver, from time to time as reasonably requested by Eximbank or the Collateral Agent, at the Borrower's expense, such other documents as shall be necessary or advisable or that Eximbank or the Collateral Agent may reasonably request in connection with the rights and remedies of the Secured Parties granted or provided for by the Project Documents, as applicable, and to consummate the transactions contemplated therein. The Borrower shall, at its own expense, take all reasonable actions that have been or shall be requested by Eximbank or the Collateral Agent or that the Borrower knows are necessary to establish, maintain, protect, perfect and continue the perfection of the first priority security interests of the Secured Parties created by the Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable Eximbank and any other appropriate Secured Party to effect any such action. Without limiting the generality of the foregoing, the Borrower shall (a) execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, fixture filings and mortgages or deeds of trust in all places necessary or advisable (in the opinion of counsel for Eximbank or the Collateral Agent) to establish, maintain and perfect such security interests and in all other places that Eximbank or the Collateral Agent shall reasonably request and (b) do everything necessary in the reasonable judgement of Eximbank or the Collateral Agent to (i) create and perfect the Security with respect to future assets covered by the Mortgage,
(ii) maintain the Security in full force and effect at all times and (iii) preserve and protect the Collateral and protect and enforce its rights and title and the rights and title of the Secured Parties to the Collateral.

     Section 7.13 Bank Accounts. The Borrower shall maintain all its bank accounts with the Collateral Agent, except that the Borrower may maintain, in accordance with the Disbursement
Agreement, (a) the Service Fee Account, (b) the Philippines Peso
Account and (c) the Dollar Operating Cost Account.

     Section 7.14 Debt Reserve Cash Collateral Account. On or before the date 90 days after the Disbursement Date, the Debt Reserve Cash Collateral Account shall be fully funded in an amount equal to at least the Senior Debt Service due and payable during the next succeeding six months, in addition to all amounts required to be deposited at such time in accordance with clause "FOURTH" of 3.02(d)(ii) of the Disbursement Agreement.


                ARTICLE VIII.  NEGATIVE COVENANTS.

     With respect to provisions of this Article VIII so specifying, from and after the Disbursement Date and, with respect to all remaining provisions of this Article VIII, from and after the execution and delivery of this Agreement, in each case until the Eximbank Credit is paid in full, except as otherwise waived pursuant to the next two succeeding sentences, the Borrower covenants and agrees as provided in this Article VIII. Provisions of this Article VIII specifying effect from and after the Disbursement Date and provisions requiring consultations with or the furnishing of documents or other information to Eximbank or requiring the consent or approval of Eximbank to the taking or omission of any action may only be waived by Eximbank and in writing. All other provisions of this Article VIII may be waived with effect during the period prior to the Disbursement Date by the Required Secured Parties and in writing and, thereafter, by Eximbank and in writing.

     Section 8.01. Liens. The Borrower will not, and will not agree to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real, personal or mixed, tangible or intangible) of the Borrower, whether now owned or hereafter acquired, provided that the provisions of this Sec-tion
8.01 shall not prevent the creation, incurrence, assumption or existence of, prior to the Disbursement Date, Construction Period Permitted Liens and, thereafter, the following Liens (each, a "Post-Completion Permitted Lien"):

     (a) any tax or other statutory Lien, provided that such lien shall be discharged within sixty (60) days after the Borrower becomes aware or reasonably should have been aware of such Lien (unless contested in good faith by the Borrower, in which case it shall be discharged within thirty (30) days after final adjudication, and provided that during the period of such contest the Borrower sets aside on its books adequate reserves with respect to the contested items);

     (b)  Liens created pursuant to the Security Documents;

     (c) purchase-money Liens on any property acquired after the Operation Date, provided, however, that (i) any property subject to such purchase-money Lien is acquired by the Borrower in the ordinary course of its business and such purchase-money Lien attaches to such property concurrently or within ninety days after the acquisition thereof; (ii) the Indebtedness secured by such purchase-money Lien shall not exceed 90% of the lesser of the cost or the fair market value as of the time of the acquisition of the property covered thereby by the Borrower; (iii) each such purchase-money Lien shall attach only to the property so acquired and fixed improvements thereon; (iv) the Indebtedness secured by all such purchase-money Liens shall not at any time exceed $2 million (or an equivalent amount in other currency); and
(v) the Indebtedness secured by such
purchase-money Lien is not otherwise prohibited by the provisions of Section 8.05;

     (d) Liens on property and equipment constituting leases permitted by Section 8.04; and

     (e) mechanics', materialmen's, carrier's and similar Liens securing obligations incurred in the ordinary course of business which (i) are not past due or which are the subject of a Good Faith Contest by the Borrower (unless during the pendency of such contest or as a result thereof the Liens of the Security Documents could reasonably be expected to be materially endangered or any material portion of the Site, the Plant or the Project could reasonably be expected to become subject to loss or forfeiture) and (ii) which do not in the aggregate materially detract from the value of the Site, the Plant or the Project or other assets of the Borrower or materially impair the use thereof; provided that, upon the commencement of any proceeding to foreclose or enforce any such Post-Completion Permitted Lien, Eximbank or the Collateral Agent may take such action as it reasonably deems necessary to protect its interest in the Site, the Plant or the Project including, without limitation, payment of amounts reasonably necessary to release any such Lien, and in such event the Borrower shall reimburse Eximbank or the Collateral Agent, as the case may be, upon demand for the cost thereof together with interest thereon at a rate per annum equal to 7.95%

     Section 8.02.  Consolidation, Merger, Sale of Assets, Etc.
The Borrower will not (a) wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation;
(b) convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than electricity and any chemical by-products produced by the Plant) except in the ordinary course of business, or sales of equipment which is uneconomic or obsolete or sales of assets that are no longer used by or useful to the Borrower and which are promptly replaced (if applicable) by adequate substitutes of substantially equivalent utility to the replaced assets; or (c) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person (other than purchases or other acquisitions of inventory or materials or capital expenditures, each in the ordinary course of business).

     Section 8.03. Dividends; Restricted Payments. (a) The Borrower will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes (collectively, "Restricted Payments"), other than as provided in paragraph (b) below, unless:

       (i)  such Restricted Payment is permitted by Applicable
Law;

      (ii)  no Default or Event of Default is then in existence
(or would be in existence after giving effect to such Restricted Payment);

     (iii) such Restricted Payment is made in accordance with the provisions of Section 3.02(d)(ii) of the Disbursement
Agreement; and

     (iv) such Restricted Payment is made only after the Disbursement Date.

     (b) Payments of principal of, interest on and redemption, purchase and retirement of Affiliated Subordinated Loans shall be governed by, and permitted only in accordance with, Section 8.20.

     Section 8.04. Leases. The Borrower will not enter into any agreement or arrangement to acquire by lease the use of any property or equipment of any kind, except leases as contemplated by the O&M Parameters, the Construction Budget or the Annual Budget (in each case as then in effect), of operating equipment and premises under which the aggregate rental payments
(including, without limitation, any property taxes paid as additional rent or lease payments) do not exceed the equivalent of $1,750,000 in any Fiscal Year.

     Section 8.05. Indebtedness. (i) The Borrower will not contract, create, incur, assume or suffer to exist any Indebt-edness, except for, prior to the Disbursement Date, Construction Period Permitted Indebtedness and, thereafter, the following types of Indebtedness ("Post-Completion Permitted Indebtedness"):

     (a) Indebtedness of the Borrower incurred under this Agreement;

     (b) Supplemental Loans outstanding on the Disbursement Date, to the extent that the sum of (x) the aggregate principal amount of the Eximbank Credit disbursed hereunder and (y) the aggregate principal amount of the Supplemental Loans outstanding on the Disbursement Date do not exceed $168,695,703;

     (c) Unsecured Senior Working Capital Indebtedness or Subordinated Secured Working Capital Indebtedness incurred after the Operation Date, which when aggregated with the Borrower's contingent liability arising from the discounting of trade receivables relating to the sale of chemical by-products would not exceed at any one time outstanding the equivalent of $5,000,000; provided that (i) any and all Subordinated Working Capital Indebtedness shall be subordinated to the payment of the Eximbank Credit in accordance with the provisions of Schedule 8.05(i)(c), (ii) any and all Subordinated Working Capital Lenders shall, prior to the date on which any Subordinated Secured
Working Capital Indebtedness is incurred, become party to the Collateral Agency Agreement and deliver to each of the Collateral Agent and Eximbank an opinion of counsel to such Subordinated Working Capital Lender reasonably satisfactory to Eximbank to the effect that the Collateral Agency Agreement and the subordination terms set forth in Schedule 8.05(i)(c) hereto constitute the binding obligations of such Subordinated Working Capital Lender enforceable in accordance with their respective terms (subject to customary qualifications) and (iii) any and all Senior Working Capital Lenders shall, prior to the date on which any Unsecured Senior Working Capital Indebtedness is incurred, become party to the Intercreditor Agreement;

     (d) Third Party Subordinated Indebtedness in an outstanding principal amount not to exceed $10,000,000 at any time; provided, however, that (i) any and all Third Party Subordinated
Indebtedness shall be subordinated to the payment of the Eximbank Credit in accordance with the provisions of Schedule 8.05(i)(c) and
(ii) any and all Third Party Subordinated Lenders shall, prior to the date on which such Indebtedness is incurred, become party to the Collateral Agency Agreement and deliver to each of the Collateral Agent and Eximbank an opinion of counsel to such Third Party Subordinated Lender reasonably satisfactory to Eximbank to the effect that the Collateral Agency Agreement and the subordination terms set forth in Schedule 8.05(i)(c) hereto constitute the binding obligations of such Third Party
Subordinated Lender enforceable in accordance with their respective terms (subject to customary qualifications);

     (e) Indebtedness incurred after the Operation Date which is not in a principal amount in excess, in the aggregate, of $2 million, at any time and is accrued expenses or current trade accounts payable incurred in the ordinary course of business, which are to be repaid in full not more than ninety days after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Borrower;

     (f) Indebtedness secured by purchase money Liens incurred after the Operation Date and otherwise permitted under Section
8.01(c);

     (g) Indebtedness constituting lease obligations permitted under Section 8.04;

     (h) Optional Subordinated Loans in an outstanding principal amount not to exceed $25,000,000 at any time and which bear interest at a rate not in excess of 12.5% per annum; provided, however, that any and all Optional Subordinated Loans shall be subordinated to the payment of the Eximbank Credit in accordance with the provisions of Schedule 8.05(i)(c);

     (i)  Affiliated Reimbursement Obligations; and

     (j)  Contingent Obligations permitted under Section 8.06.

       (ii) The Borrower agrees that it will not obligate itself to make regularly scheduled payments during the period when the Eximbank Credit is outstanding of or on any Permitted Indebtedness that is Indebtedness for Borrowed Money other than quarterly and other than on a Permitted Payment Date or a date occurring no earlier than eight (8) days after and no later than fifteen (15) days after a Permitted Payment Date.

     Section 8.06. Guarantees. Without limitation to the restrictions of Section 8.05 hereof, from and after the Disbursement Date, the Borrower will not enter into or have outstanding any Contingent Obligations, including without limitation any agreement or arrangement to guarantee or, in any way or under any condition, become obligated for all or any part of any Indebtedness or other obligation of another Person, except that, notwithstanding the restrictions of this Section 8.06 or Section
8.05 hereof, the Borrower may enter into (a) the Accession Undertaking, (b) Contingent Obligations set forth in the then-current Construction Budget or Annual Budget and identified as Contingent Obligations in any such budget so as to permit a determination of the Borrower's compliance with this
Section 8.06, (c) an obligation, not secured by any Lien to (i) reimburse the ECA Operation Performance Bond Issuer for amounts paid to PNOC-EDC under the ECA Operation Performance Bond, provided that such obligation is subordinated to the prior payment in full of the Eximbank Secured Obligations on terms set forth in Schedule 8.05(c), or (ii) reimburse CECI or one or both of the Affiliated Funding Entities for Affiliated Reimbursement Obligations, provided that such obligation is subordinated to the prior payment in full of the Eximbank Secured Obligations on terms set forth in Schedule 8.05(c), and payment is made solely out of funds available to the Borrower for the payment of Affiliated Reimbursement Obligations as set forth in Section 3.02(d)(ii) of the Disbursement Agreement, and (d) other
Contingent Obligations to the extent that the amount of all such other Contingent Obligations does not exceed, in the aggregate, $100,000 (or the equivalent in other currency).

     Section 8.07. Subsidiaries; Advances, Investments and Loans. The Borrower will not form or have any Subsidiaries, lend money or credit or make deposits (other than deposits in relation to the payment for goods and equipment in the ordinary course of business) with or advances (except as specifically required by the Construction Contract or the Supply Contract) to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the Borrower may use idle cash to acquire and hold Cash Equivalents solely to give employment to its idle resources in accordance with the Disbursement Agreement; and provided that the Borrower may make loans and advances to, or investments in, Affiliates of the Borrower from funds available to the Borrower pursuant to payment of priority "NINTH" of
Section 3.02(d)(ii) of the Disbursement Agreement.

     Section 8.08.  Transactions.  From and after the
Disbursement Date, the Borrower will not (a) enter into or have in effect any transaction or series of related transactions with any Person other than in the ordinary course of business and on an arm's-length basis or (b) establish or have in effect any sole and exclusive purchasing or sales agency, or enter into any transaction whereby the Borrower might receive less than the full ex-works commercial price (subject to normal trade discounts) for electricity or sulphur or pay more than ex-works commercial price for products of others, provided, however, that nothing in this
Section 8.08 shall be deemed to prohibit the execution, delivery, declaring effective and performance by the Borrower of the Energy Conversion Agreement, the Construction Contract or the Supply Contract, contracts contemplated by the O&M Parameters (including those relating to employee training and secondment of employees) or the Funding Agreement.

     Section 8.09. Other Transactions. From and after the Disbursement Date, the Borrower will not enter into or have in effect any partnership, profit-sharing, or royalty agreement or other similar arrangement whereby the Borrower's income or profits are, or might be, shared with any other Person, or enter into or have in effect any management contract or similar arrangement whereby its business or operations are managed by any other Person, provided, however, that nothing in this Section 8.09 shall be deemed to prohibit the execution, delivery, declaring effective and performance by the Borrower of the contracts contemplated by the O&M Parameters and the Funding Agreement.

     Section 8.10. Modifications of Articles of Incorporation, By-Laws; Additional Agreements; Assignments and Modifications of
Agreements; Etc.

     (a) The Borrower will not (i) amend or modify its Articles of Incorporation or By-Laws, (ii) change its Fiscal Year or (iii) materially change the nature of its present business.

     (b) The Borrower will not, on or after the Disbursement Date, become a party to any agreement, contract or commitment (other than (w) the agreements identified in clauses (i) through (xi) of the definition of the term Operating Agreements set forth in Schedule
X hereto, but not replacements thereof, (x) the Financing Documents, (y) agreements, contracts or commitments contemplated by the O&M Parameters (including those relating to employee training, secondment of employees and vehicle rentals), the then-current Construction Budget, the then- current Annual Budget or the Funding Agreement and (z) agreements, contracts or commitments in respect of Post-Completion Permitted Indebtedness) which, individually, creates an annual financial obligation of the Borrower in excess of $100,000 (or the equivalent in other currency) or which would cause the aggregate annual financial obligations of the Borrower under all agreements, contracts and commitments (other than those specified in clauses (w) through (z) immediately above) to which the Borrower is a party to exceed $300,000 (or the equivalent in other currency).

     (c) The Borrower shall not, directly or indirectly, terminate, cancel or suspend, or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of the rights or obligations of any party to, any of the Project Documents; provided, however, that prior to the Disbursement Date and without the prior written consent of the Required Secured Parties the Borrower may do, permit to be done or consent to any of the foregoing if (i) the Project Document which is the subject of the proposed termination, cancellation, suspension or assignment is an Insurance Contract and the Agent, after consultation with the Insurance Consultant, shall have consented thereto or (ii) the Project Document which is the subject of the proposed termination, cancellation, suspension or assignment is a non-material Governmental Approval or an agreement, commitment or understanding described in clause (xv) of the definition of the term "Operating Agreements" set forth in Schedule X hereto and, in each case, the Agent shall have reasonably determined that such termination, cancellation, suspension or assignment is not reasonably likely to have a Material Adverse Effect and so notified Eximbank. The Borrower shall not, directly or indirectly amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any of the Project Documents, except for change orders under the Construction Contract or the Supply Contract or Change in the Work (provided that the provisions of clause (c) of this Section 8.10 are complied with in each case), without (i) first submitting to Eximbank a copy of such proposed amendment,supplement, waiver, or consent and (ii) from and after the Disbursement Date, prior written consent thereto of Eximbank (provided, however, that if in any Project Document, the consent of the Borrower to an assignment by the other party thereto cannot be unreasonably withheld, the consent of Eximbank to such an assignment shall not be unreasonably withheld).

     (d) Other than the assignment as security of the Project Documents to the Collateral Agent as security for the benefit of the Secured Parties, the Borrower will not assign (except with respect to Permitted Liens) any of its rights or obligations under any Project Document without the prior written consent of Eximbank.

     (e) The Borrower will not take any action under Article 9 of the Energy Conversion Agreement to require a Buyout without the prior written consent of Eximbank.

     (f) From and after the Disbursement Date, without the prior written consent of Eximbank, the Borrower will not refund to PNOC-EDC (but may credit to PNOC-EDC) any amount described in the last sentence of Section 4.9 of the Energy Conversion Agreement.

     (g) From and after the Disbursement Date, the Borrower shall not claim for itself Force Majeure as provided in Article 13 of the Energy Conversion Agreement, Section 22 of the Construction Contract or Section 20 of the Supply Contract without the prior written consent of Eximbank (in consultation with the Independent Engineer).

     Section 8.11. No Other Business. Without the prior written consent of Eximbank, and except as contemplated by Section 8.07 hereof, the Borrower will not carry on any business other than in connection with the completion and operation of the Project and will take no action whether by acquisition or otherwise which would constitute or result in any material alteration to the nature of that business or the nature or scope of the Project.

     Section 8.12. Abandonment. From and after the Disbursement Date, the Borrower will not abandon or agree to abandon the Project or place it or agree to place it on a "care and maintenance" basis for more than 14 days in any calendar year, provided, however, that
(i) nothing in this Section shall prevent the Borrower from shut-downs necessary for repairs and maintenance at the Plant or from putting the Plant on a "care and maintenance basis" during any Force Majeure (as defined in the Energy Conversion Agreement) not within the control of the Borrower which Force Majeure prevents the Borrower from developing, constructing or operating the Plant; and
(ii) nothing in this Section 8.12 shall be deemed to waive or limit in any way the right of Eximbank to declare an Event of Default as provided in Article IX hereof, including without limitation Sections 9.06 and 9.07 hereof.

     Section 8.13. Improper Use. The Borrower will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Site or Project for any purpose:

     (a) which may be dangerous, unless safeguarded as required by Applicable Law (provided, however, that this clause (i) shall not be deemed to prohibit the Borrower from carrying out the Project in accordance with the terms of the Energy Conversion Agreement and the Construction Contract in a reasonable and prudent manner);

     (b) which violates any Applicable Law in any material respect;

     (c) which may constitute a public or private nuisance resulting in a Material Adverse Effect;

     (d) which may make void, voidable, or cancelable, or increase the premium of, any insurance then in force with respect to the Site or Project or any part thereof unless, in the case of an increase in premium, the Borrower gives proof of payment of such increase; or

     (e) otherwise than for the intended purpose thereof in the construction, operation and maintenance of the Plant.

     Section 8.14. Budgets. From and after the Disbursement Date the Borrower will not make expenditures in any Fiscal Year in excess of the projected annual Operating and Maintenance Costs (including Contingent O&M Amount) set forth in the Annual Budget for such Fiscal Year except for:

     (a) emergency operating costs amounts funded with (i) funds available to the Borrower pursuant to payment of priority "NINTH" of Section 3.02(d)(ii) of the Disbursement Agreement and, to the extent that such funds are not sufficient for such purpose; (ii) proceeds of Unsecured Senior Working Capital Indebtedness or Subordinated Secured Working Capital Indebtedness or Subordinated Secured Working Capital Indebtedness permitted under Section 8.05; or (iii) proceeds of Optional Subordinated Loans or Third Party Subordinated Loans;

     (b) provided no Event of Default has occurred and is continuing, expenditures not to exceed in any Fiscal Year in the aggregate $1.5 million (or the equivalent in other currency) required as a result of casualties for which the Borrower is, in its good faith judgment, insured; provided that (A) the Borrower promptly files a claim or claims for reimbursement under such insurance for any such casualty, (B) the Borrower uses its best efforts to expedite payment of such claims, and (C) the proceeds from any such insurance claims shall be paid into the Contingency Account; and

     (c) provided no Event of Default has occurred and is continuing, non-budgeted payments of amounts for which the Borrower is liable to PNOC-EDC under Article 4.10 of the Energy Conversion Agreement, not to exceed, without the consent of the Required Secured Parties, $11,800,000.

     Section 8.15. Capital Stock. Without the prior written consent of Eximbank, the Borrower shall not allow the capital stock of the Borrower to be other than as follows: (a) the authorized capital stock of the Borrower shall consist of 2,200,000 shares of common stock, par value P28 per share, of which
(i) 550,000 shares will be issued, outstanding and fully paid until the day immediately prior to the commencement of the Cooperation Period (as defined in the Energy Conversion
Agreement) and (ii) commencing on the day immediately prior to the commencement of the Cooperation Period (as defined in the Energy Conversion Agreement) 550,000 shares, plus the amount of shares into which the Convertible Subordinated Notes evidencing Required Convertible Subordinated Loans shall have been converted as of such date, will be issued, outstanding and fully paid; and (b) all such outstanding shares will be duly and validly issued, fully paid and non-assessable.

     Section 8.16. Press Releases; Advertising. If the Borrower shall issue, or if the Borrower shall obtain knowledge that any other Person has issued, any press release or other announcement or advertisement that refers to the provision of financing or other support by Eximbank for the Project, the Borrower shall promptly notify Eximbank thereof and promptly deliver to Eximbank a copy of such press release or other announcement or advertisement.

     Section 8.17. Employees and Employee Plan. The Borrower shall not adopt, establish, maintain, sponsor, administer, contribute to, participate in, or incur any liability under or obligation to contribute to, any Plan or incur any liability to provide post-retirement welfare benefits, except such liability to provide post-retirement welfare benefits as required by Applicable Law.

     Section 8.18 Name Changes; Etc. The Borrower shall not change its name without the prior written consent of Eximbank. The Borrower shall not adopt or change any trade name or fictitious business name without the prior written consent of Eximbank. The Borrower shall execute and deliver to Eximbank and the Collateral Agent any additional documents or certificates necessary or advisable to reflect any permitted adoption of or change in its name, trade name or fictitious business name.

     Section 8.19. Payments on Subordinated Debt. Without the prior written consent of Eximbank, the Borrower will not make any payment or delivery of property or cash to any Person on account of any Subordinated Secured Obligations or other subordinated debt or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any Subordinated Secured
Obligations or other subordinated debt now or hereafter outstanding, or set aside any funds for any of the foregoing purposes (collectively, "Subordinated Debt Payments") unless:

     (i) such Subordinated Debt Payment is permitted by Applicable Law;

     (ii)  no Default or Event of Default is then in existence
(or would be in existence after giving effect to such Subordinated Debt Payment);

     (iii) such Subordinated Debt Payment is made only after the Disbursement Date; and

     (iv) such Subordinated Debt Payment is made in accordance with the provisions of Section 3.02(d)(ii) of the Disbursement
Agreement.

     Section 8.20 Equity Ratio. On and after the Disbursement Date, the Borrower shall not permit the Equity Ratio at any time to be less than 1:4 (which, for the avoidance of doubt, shall be calculated in accordance with generally accepted accounting principles in conformity with those used in the preparation of the financial statements referred to in Section 7.01).


                  ARTICLE IX.  EVENTS OF DEFAULT

     Notwithstanding anything herein or in any of the Financing
Documents or elsewhere to the contrary, upon the occurrence of any of the following events (each of the following events, an "Event of Default"):

     Section 9.01. Payments. The Borrower shall (i) default in the payment when due of any principal of or interest on the Eximbank Note or any other amount owing under this Agreement or the Eximbank Note, (ii) default in the payment when due (after giving effect to any grace periods providing in the relevant Financing Document) of any principal of or interest on, or any other amount owing under, any other Financing Document save for any default arising by reason of a failure of the Collateral Agent to make any payment where funds are available and payable pursuant to the Disbursement Agreement to meet such payment; or

     Section 9.02. Representations, Etc. Any representation or warranty confirmed or made in any Project Document by the Borrower or any Affiliate of the Borrower, or in any writing provided by any of them in connection with the execution and delivery of, or in connection with any disbursement under any of the Bank Credit Agreement or this Agreement or for a payment of monies from any Account by the Collateral Agent, shall be found to have been incorrect in any material respect when made or deemed to be made and shall continue to be incorrect for a period of thirty
(30) days after notice thereof shall have been given to the Borrower by Eximbank; or

     Section 9.03. Covenants. (a) The Borrower shall fail to perform or observe any covenant, term or agreement contained in Sections 2.01 (Amount of the Eximbank Credit; Use of Proceeds),
7.03 (Maintenance of Property; Insurance), 7.14 (Debt Reserve Cash Collateral Account), 8.01 (Liens), 8.02 (Consolidation, Merger, Sale of Assets, Etc.), 8.03 (Dividends; Restricted
Payments), 8.04 (Leases), 8.05 (Indebtedness), 8.06 (Guarantees),
8.07 (Subsidiaries; Advances, Investments and Loans), 8.10(a), (f) and (g) (Modifications of Articles of Incorporation and By-Laws; Additional Agreements; Assignments and Modifications of Agreements; Etc.), 8.11 (No Other Business); 8.19 (Payments on Subordinated
Debt); 8.20 (Equity Ratio); or

     (b) The Borrower or any Obligor which is an Affiliate of the Borrower shall fail to perform or observe any other covenant, term or agreement contained in this Agreement or any other
Project Document and such failure shall not be remediable or, if remediable, shall continue unremedied for a period of 30 days after the earlier of (i) the date on which such failure shall have first become known to the Borrower and (ii) the date on which written notice thereof shall have been received by the Borrower from Eximbank; provided that if (A) such failure cannot be cured within such 30-day period, (B) such failure is susceptible of cure, (C) the Borrower is proceeding with diligence and in good faith to cure such failure, (D) the existence of such failure in the reasonable judgment of Eximbank has not had and is not reasonably likely to have a Material Adverse Effect and (E) Eximbank shall have received an officer's certificate signed by a Financial Officer of the Borrower to the effect of clauses (A), (B) and (C) above, certifying that the existence of such failure has not had and is not reasonably likely to have a Material Adverse Effect and stating what action the Borrower is taking to cure such failure, then, such 30-day cure period shall be extended by up to an additional 60 days as shall be necessary for the Borrower diligently to cure such failure; or

     Section 9.04. Default Under Other Agreements. (a) The Borrower shall (i) default in any payment of any Indebtedness For Borrowed Money (other than as provided in Section 9.01) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (ii) default (other than in the manner referred to in clause (i)) in the observance or performance of any agreement or condition relating to any Indebtedness For Borrowed Money (other than as provided in Section 9.01) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which such default or other event or condition is to (x) cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity or (y) if such Indebtedness For Borrowed Money ranks pari passu in right of payment with the Eximbank Secured
Obligations, permit the Person to whom such Indebtedness For Borrowed Money is owed to declare the same due and payable prior to the stated maturity thereof; or

     (b) any Indebtedness For Borrowed Money of the Borrower shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

     (c) any Obligor (other than PNOC-EDC, the ECA Operation Performance Bond Issuer and CECI) shall (i) default in any payment of any Indebtedness For Borrowed Money in an aggregate principal amount exceeding the equivalent of $2 million beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness For Borrowed Money in an aggregate principal amount exceeding the equivalent of $2 million or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity; or

     (d) CECI shall (i) default in any payment of any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $10 million beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness for Borrowed Money in an aggregate principal amount exceeding $10 million or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity; provided, however, that if one or more of the events described in this clause (d) shall occur after the date on which CECI shall cease to be an Obligor, the occurrence of such event or events shall not be deemed an Event of Default unless, in the reasonable judgment of the Required Secured Parties, the occurrence of such event or events has had or is reasonably likely to have a material adverse effect on the operations, business, condition (financial or otherwise) or property of the Borrower; or

     (e) any Indebtedness For Borrowed Money in an aggregate principal amount exceeding the equivalent of $2 million of any Obligor (other than PNOC-EDC, the ECA Operation Performance Bond Issuer and CECI) or any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $10 million of CECI, shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, and, if such Obligor is Ormat
Industries, the existence of such Indebtedness For Borrowed Money that has been declared due and payable prior to the stated maturity thereof, in the reasonable judgment of Eximbank, has had or is reasonably likely to have a Material Adverse Effect; provided, however, that if one or more of the events described in this clause (e) with respect to Indebtedness For Borrowed Money of CECI shall occur after the date on which CECI shall cease to be an Obligor, the occurrence of such event or events shall not be deemed an Event of Default unless, in the reasonable judgment of the Required Secured Parties, the occurrence of such event or events has had or is reasonably likely to have a Material
Adverse Effect; or

     (f) a default shall have occurred in the performance of any material obligation by (i) any Obligor (other than the ECA Operation Performance Bond Issuer) or the Republic under any of the Project Documents to which such Person is a party and such default shall continue unremedied beyond the period of grace, if any, extended to such Person with respect to such default, as specified in the Project Document under which such obligation was created or
(ii) any other party (other than the Persons referred to in clause
(i) of this Section 9.04(f)) under any of the Project Documents and the existence of such default in the reasonable judgment of Eximbank has had or is reasonably likely to have a Material Adverse Effect (and has not been cured within 60 days); or

     Section 9.05. Bankruptcy, Etc. There shall have been entered against the Borrower or any Obligor (other than the ECA Operation Performance Bond Issuer or PNOC-EDC) a decree or order by a court adjudging the Borrower or such Obligor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower or such Obligor under any Applicable Law; or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or such Obligor or of any substantial part of its property or other assets, or ordering the winding up or liquidation of its affairs; or the institution by the Borrower or such Obligor of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it; or the filing by it of a petition or answer or consent seeking reorganization or debt relief under any Applicable Law; or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or any such Obligor or of any substantial part of its property; or the making by it of an assignment for the benefit of creditors; or the admission by it in writing of its inability to pay its debts generally as they become due; or any other event shall have occurred which under any Applicable Law would have an effect analogous to any of those events listed above in this subsection with respect to the Borrower or any such Obligor; or any corporate action is taken by the Borrower or any such Obligor for the purpose of effecting any of the foregoing; provided that any reorganization or reconstruction of a company while solvent with the prior consent of Eximbank shall not be held to constitute any event mentioned in this paragraph; and provided, further, that in connection with any Obligor, no Event of Default shall be declared under this Section 9.05 if (x) such Person has fully complied and continues to fully comply with all of its obligations under all Project Documents to which such Person is a party and (y) in the reasonable judgment of the Required Secured Parties, such Event of Default has not had and is not reasonably likely to have a Material Adverse Effect; or

     Section 9.06. Project Events. (a) The Borrower shall cease to have the right to possess and use the Site; or

     (b) any event shall have occurred which entitles the Borrower or PNOC-EDC to give a notice under Section 9.1 of the Energy Conversion Agreement; or

     (c) the Borrower shall (except as permitted by Section 8.02 hereof) sell or otherwise dispose of any of its interest in the Project; or

     (d)  an event or circumstance described in subclause (a), (b),
(c) or (d) of Section 14.2.1 of the Energy Conversion
Agreement shall have occurred, it being understood that for purposes of this Section 9.06(d), (i) the words "one-hundred twenty
(120)" contained in subclauses (b), (c) and (d) of
Section 14.2.1 of the Energy Conversion Agreement shall be replaced with the words "sixty (60)" in each place where such words appear and the words "twenty four (24) months" and "24 months" shall be replaced by the words "eighteen (18) months" in each place in subclause (b) of Section 14.2.1 of the Energy Conversion Agreement in which such words appear; or

     (e) an event or circumstance described in subclause (a), (b) or (c) of Section 14.2.2 of the Energy Conversion Agreement shall have occurred, it being understood that for purposes of this
Section 9.06(e), the words "one-hundred twenty (120)" contained in subclauses (b) and (c) of Section 14.2.2 of the Energy Conversion Agreement shall be replaced with the words "sixty (60)" in each place where such words appear; or

     (f) a failure by the Borrower described in the first sentence of Section 14.3 of the Energy Conversion Agreement shall have occurred, it being understood that for purposes of this
Section 9.06(f), the words "sixty (60) consecutive days" contained in the first sentence of Section 14.3 of the Energy Conversion Agreement shall be replaced with the words "forty-five
(45) consecutive days"; or

     Section 9.07.   Material Adverse Effect.  One or more
events, conditions or circumstances (including without limitation Force Majeure as defined in Sections 13.1(a) and 13.1(b) of the Energy Conversion Agreement) shall exist or shall have occurred which, in the reasonable judgment of the Required Secured
Parties, is reasonably likely to have a Material Adverse Effect; or

     Section 9.08. Project Documents; Security Documents. (a) This Agreement or any of the other Financing Documents or any of the Energy Conversion Agreement, the Supply Contract or the Construction Contract, or any provision hereof or thereof (i) is or becomes invalid, illegal or unenforceable or any party thereto (other than Eximbank) shall so assert, or (ii) ceases to be in full force and effect, or shall cease to give the Secured Parties the Liens, rights, powers and privileges purported to be created thereby or hereby or any party thereto (other than Eximbank) shall so assert; or

     (b) any of the Project Documents (other than the Financing Documents or any of the Energy Conversion Agreement, the Supply Contract or the Construction Contract) or any material provision thereof (i) is or becomes invalid, illegal or unenforceable or any party thereto (other than Eximbank) shall so assert, and such default shall have continued for a period of thirty (30) days after notice thereof shall have been given to the Borrower by Eximbank, or (ii) ceases to be in full force and effect, or shall cease to give the Secured Parties the Liens, rights, powers and privileges purported to be created thereby such that the interests of the Secured Parties are adversely affected to a material extent; or

     (c) except as permitted by Section 8.01 hereof, the Security or any component part thereof for any reason fails to constitute a valid and perfected first priority Lien or ceases to be in full force and effect or the Borrower or the grantor or pledgor thereof shall so assert; or

     Section 9.09. Ownership of the Borrower. (a) CECI shall cease to maintain Control (as defined below) of the Borrower or, without the prior written consent of Eximbank, one or more sales or other transfers, directly or indirectly, of shares of capital stock of the Borrower shall have occurred such that, after giving effect thereto, either (x) CECI would own, directly or indirectly, less than 66-2/3% of the shares of capital stock of the Borrower free and clear of all Liens (other than the Liens created by the Security Documents) or (y) CECI and its subsidiaries would have received aggregate gross proceeds on account of the sale or other transfer of shares of capital stock of the Borrower exceeding an amount equal to 40% of paid-in capital as at the Disbursement Date (for purposes of this Section 9.09, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, including operating and maintenance decisions, whether through ownership of voting securities, by contract, or otherwise); or

     (b) the Borrower or CE Philippines or Ormat Cebu shall, without the prior consent of Eximbank, issue or have outstanding any securities convertible into or exchangeable for its capital stock or issue or grant or have outstanding any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, other than as provided in the Board of Investments Approval; provided, however, that an Event of Default shall not be deemed to have occurred if (x) full dilution of the capital stock of the Borrower and/or CE Philippines and/or Ormat Cebu by the methods noted above in this Section 9.09(b) would not have the effect of reducing below 66 2/3% CECI's direct or indirect ownership of the shares of capital stock of the Borrower and (y) 100% of the capital stock of the Borrower is at all times subject to a Lien in favor of the Collateral Agent on terms substantially similar to the terms of the Pledge Agreement; or

     Section 9.10. Judgments. One or more judgments or decrees shall be entered (a) against the Borrower, CE Philippines or Ormat Cebu involving in the aggregate a liability (not paid or fully covered by insurance) of the equivalent of $2 million or more; or
(b) prior to the date on which CECI shall cease to be an Obligor, against CECI involving in the aggregate a liability (not paid or fully covered by insurance) of the equivalent of $10 million or more; or (c) after the date on which CECI shall cease to be an Obligor, against CECI involving in the aggregate liability (not paid or fully covered by insurance) of the equivalent of $12 million or more, which liability in the reasonable judgment of the Required Secured Parties, has had or is reasonably likely to have a material adverse effect on the operations, business, condition (financial or otherwise) or property of the Borrower; or (d) prior to the date on which the Construction Contractor shall cease to be an Obligor, against the Construction Contractor involving in the aggregate a liability (not paid or fully covered by insurance) the equivalent of $2 million or more, which liability, in the reasonable judgment of the Required Secured Parties, has had or is reasonably likely to have a Material Adverse Effect; (e) prior to the date on which the Construction Supplier shall cease to be an Obligor, against the Construction Supplier involving in the aggregate a liability (not paid or fully covered by insurance) the equivalent of $2 million or more, which liability, in the reasonable judgment of the Required Secured Parties, has had or is reasonably likely to have a Material Adverse Effect; (f) prior to the date on which Ormat Industries shall cease to be an Obligor, against Ormat Industries involving in the aggregate a liability (not paid or fully covered by insurance) the equivalent of $2 million or more, which liability, in the reasonable judgment of the Required Secured Parties, has had or is likely to have a Material Adverse Effect; and in any such case all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days after the entry thereof; or

     Section 9.11. Governmental Action. Any government or Governmental Authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property or other assets of the Borrower or of its capital stock or shall have assumed custody or control of such property or other assets or of the business or operations of the Borrower or of its capital stock or shall have taken any action for the dissolution or disestablishment of the Borrower or any action that would prevent the Borrower or its officers from carrying on its business or operations or a substantial part thereof; or

     Section 9.12. Permits. The Borrower or any Obligor shall fail to obtain, renew, maintain or comply in all material respects with any Governmental Approval set forth in Schedule 5.01(t) hereof or any license, approval or consent referred to in
Section 5.2(c) of the Bank Credit Agreement; or any such Governmental Approval or license, approval or consent shall be rescinded, terminated, suspended, modified or withheld or shall be determined to be invalid or shall cease to be in full force and effect; or any proceeding shall be commenced by or before any Governmental Authority for the purpose of rescinding, terminating, suspending, modifying or withholding any such Governmental Approval or license, approval or consent and such proceeding is not dismissed within 60 days; and such failure, rescission, determination of invalidity, termination, suspension, modification, withholding, cessation or commencement is reasonably likely to have a Material Adverse Effect; or

     Section 9.13. Transfer of Collateral; Event of Loss; Diminution of Property Rights. (a) Title to or any right in all or any part of (i) the Mortgage Collateral, (ii) the Plant or (iii) any other collateral purported to be covered by the Security Documents (other than as permitted pursuant to this Agreement, including Section 8.02 hereof) shall become vested in any party other than the party named as owner and/or holder thereof in the applicable Security Document, whether by operation of law or otherwise, or (iv) there shall have occurred an Event of Loss; or

     (b) Except as otherwise permitted pursuant to this Agreement, the Borrower hereafter grants any easement or dedication, files any plat, declaration or restriction or enters into any lease or sub-lease concerning the Site, the Mortgage Collateral or the Plant and the effect thereof is determined by Eximbank, in its reasonable discretion, to be material and adverse to the Site, the Mortgage Collateral, the Plant or the Borrower; or

     Section 9.14. Funding Agreement, Supplemental Credit Agreement, OPIC Contract of Insurance. (a) The failure by the Supplemental Lender, in default of its funding obligations under the Supplemental Credit Agreement and the Intercreditor
Agreement, to make available any Supplemental Loan or portion thereof as required by the Supplemental Credit Agreement and the Intercreditor Agreement; provided, that no Event of Default shall be declared as a result of such failure if, on or prior to the date on which the funds the Supplemental Lender failed to disburse are required by the Borrower for the prompt payment of Project Costs, another bank or financial institution (other than any Construction Financing Secured Party) shall have disbursed such funds to the Borrower on terms not materially less favorable to the Borrower than the terms applicable to Supplemental Loans under the Supplemental Credit Agreement or if CECI shall, or shall have caused the Affiliated Funding Entities to, disburse such funds to the Borrower in accordance with Section 3A of the Funding Agreement; or

     (b) the failure by CECI to obtain the OPIC Contract of Insurance, in form and substance reasonably satisfactory to Eximbank and the proceeds of which are subject to a first priority Lien in favor of the Collateral Agent, on or before the date sixty (60) days after the Guarantee Operative Date; or
    Section 9.15. Regulatory Status. The Borrower shall fail to remain continuously exempt from all regulation under PUHCA as a result of being a "foreign utility company" under Section 33 of PUHCA or otherwise; or

     Section 9.16. ERISA. Any of the following events occur or exist with respect to the Borrower or, in the case of (a) through
(e) below, any ERISA Affiliate: (a) any Termination Event with respect to any Plan; (b) any event or circumstance that is reasonably likely to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the imposition of liability in respect of any Pension Plan (other than a liability to the PBGC for insurance premiums the payment of which is not yet due); (c) any Pension Plan shall have an accumulated funding deficiency as defined in Section 412 of the Code or Section 302 of ERISA; (d) any Plan intended to be qualified under Section 401(a) or 401(k) of the Code shall be disqualified; (e) any Plan shall be subject to an excise tax pursuant to Code Section 4980B or shall fail to comply with Sections 601-606 (inclusive) of ERISA; (f) the Borrower provides employee welfare benefits to retirees other than statutorily required or pursuant to Section 601 et seq. of ERISA and Section 4980B of the Code; or (g) the Borrower incurs liability under or relating to any Plan resulting from a violation of ERISA, the Code and/or any other applicable law, including without limitation the Age Discrimination in Employment Act, the Americans With Disabilities Act and Title VII of the Civil Rights Act, each as amended; and in each case above, such event or condition, individually or in the aggregate, together with all other such events or conditions, if any, is reasonably likely to subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate has had or is reasonably likely to have a Material Adverse Effect; or the Borrower or any ERISA Affiliate shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV or ERISA or as a contribution to a Pension Plan and/or Multiemployer Plan which, as a result, has had or is reasonably likely to have a Material Adverse Effect;

then, (a) in the event that an Event of Default described in
Section 9.01(i) with respect to any amount owing to Eximbank shall occur and be continuing on or prior to the Disbursement Date, Eximbank shall have the right to declare, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, the Eximbank Credit to be terminated, irrespective of any other provision of any Financing Document, whereupon the same shall be and become terminated immediately, and (b) in the event that any Event of Default (including any Event of Default described in Section 9.01(i) with respect to any amount owing to Eximbank) shall occur, and at any time thereafter, if such Event of Default is continuing on and/or after the Disbursement Date, Eximbank shall have the right to (i) take any actions necessary to cure such Event of Default and/or declare an Event of Default, (ii) declare, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, the entire amount of Borrower's outstanding Eximbank Secured Obligations to be immediately due and payable, irrespective of any other provision of any Financing Document, whereupon the same shall be and become immediately due and payable (provided that if an Event of Default specified in Section 9.05 shall have occurred or a Buyout shall have occurred, the entire amount of Borrower's outstanding Eximbank Secured Obligations shall be automatically immediately due and payable without any declaration, presentment, demand, protest or notice or other act of any kind by Eximbank or any of the other Secured Parties whatsoever), and (iii) proceed to enforce or cause or instruct the Collateral Agent to enforce any remedies provided under any of the Financing Documents. If an event or occurrence constitutes an Event of Default or Default under more than one of the provisions of this Article IX, Eximbank may during the continuance of such Event of Default take all actions and remedies provided hereunder upon expiration of the shortest grace period, if any, applicable to such Default or Event of Default.


            ARTICLE X.  GOVERNING LAW AND JURISDICTION

     Section 10.01.  Governing Law.  THIS AGREEMENT IS A CONTRACT
MADE UNDER THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES
OF AMERICA AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

     Section 10.02. Submission to Jurisdiction; Service of Process. (a) Any legal action or proceeding against the Borrower with respect to this Agreement or any Financing Document may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Borrower, and may be enforced in any other jurisdiction, including without limitation the Republic, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The Borrower hereby irrevocably designates, appoints and empowers White & Case, with offices on the date hereof at 1155 Avenue of the Americas, New York, New York 10036-2787, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to Eximbank, advise Eximbank thereof, and deliver to Eximbank evidence in writing of the successor agent's acceptance of such appointment. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower, at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. The foregoing provisions constitute, among other things, a special arrangement for service between the parties to this Agreement for the purposes of 28 U.S.C. U 1608. Nothing herein shall affect the right of the Collateral Agent or Eximbank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in the Republic or in any other jurisdiction.

     (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Financing Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 10.03. Waiver of Sovereign Immunity. The Borrower acknowledges and agrees that the activities contemplated by the provisions of the Financing Documents are commercial in nature rather than governmental or public, and therefore acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to the Financing Documents. The Borrower, in respect of itself, its process agents, and its properties and revenues, expressly and irrevocably waives any such right of immunity which may now or hereafter exist (including any immunity from any legal process, from the jurisdiction of any court or from any execution or attachment in aid of execution prior to judgment or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.


                    ARTICLE XI.  MISCELLANEOUS

     Section 11.01.  Transportation.  All Items which are
financed under the Eximbank Credit and which are exported by ocean vessel must be transported from the United States in vessels of U.S. Registry as required by 46 U.S.C. U 1241-1 (Public Resolution No. 17 of the 73rd Congress of the United States, as amended), except to the extent that a waiver of this requirement is obtained from the U.S. Maritime Administration ("MARAD"). If shipments are made on non-U.S. vessels without a waiver or contrary to the provisions of the waiver, the Items will not be eligible for financing under the Eximbank Credit or for coverage under the Eximbank Guarantee Agreement.

     Section 11.02. Transportation Costs. The costs of ocean or air freight for shipment of any Item on a vessel or aircraft of non-U.S. registry pursuant to a waiver from MARAD will constitute Foreign Cost associated with such Item if such costs are included in the Contract Price of such Item. If such freight costs are for shipment of an Item on a vessel or aircraft of U.S. registry, such costs will constitute U.S. Content.

     Section 11.03. Insurance. The Borrower shall obtain insurance against marine and transit hazards on all shipments of the Items in an amount not less than the amount of the Disbursements made with respect to those shipments. United States insurers shall be given a nondiscriminatory opportunity to bid for such insurance business related to the Items. The cost of the premiums for such insurance may be included in the U.S. content of the insured Item if the insurance is placed in the United States with a United States company. In all other cases, the cost of the premiums shall be included in the Foreign Cost associated with the Item.

     Section 11.04. Disposition of Indebtedness. Eximbank may sell, transfer, pledge, negotiate, grant participations in or otherwise dispose of all or any part of the Borrower's indebtedness under this Agreement and the Eximbank Note to any party, and any such party shall enjoy all the rights and privileges of Eximbank under this Agreement and the Eximbank Note. The Borrower shall, at the request of Eximbank, execute and deliver to Eximbank or to any party that Eximbank may designate any such further instruments as may be necessary or desirable to give full force and effect to the disposition by Eximbank. Notwithstanding anything to the contrary contained herein, the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Eximbank.

     Section 11.05. Taxes. The Borrower agrees to pay all amounts owing by it under this Agreement, the Eximbank Guarantee Agreement or the Eximbank Note free and clear of and without deduction for any Taxes. The Borrower further agrees:

     (a) that if it is prevented by operation of law from paying any such Taxes, then the interest rate or fees required to be paid under this Agreement, the Eximbank Guarantee Agreement or the Eximbank Note shall be increased by the amount necessary to yield to Eximbank interest, fees or expenses in the amounts provided for in this Agreement, the Eximbank Guarantee Agreement or the Eximbank Note after provision for the payment of all such Taxes;

     (b) that it shall at the request of Eximbank execute and deliver to Eximbank such further instruments as may be necessary or desirable to effect the increased amounts as provided for in clause
(a) immediately above, including a new Eximbank Note to be issued in exchange for any Eximbank Note theretofore issued;

     (c) that it shall hold Eximbank harmless from and against any liabilities with respect to any such Taxes (whether or not properly or legally asserted); and

     (d) to provide Eximbank with the original or a certified copy of evidence of the payment of any such Taxes by the Borrower as Eximbank may reasonably request, or, in the event of a non-payment of any such Tax being asserted against Eximbank, to provide Eximbank with a certificate from the appropriate taxing authority or an opinion of counsel acceptable to Eximbank stating that such asserted Tax is not payable.

In the event that it is necessary for Eximbank to cooperate with the Borrower in order for the Borrower to fulfill its obligations under this Section 11.05, Eximbank shall cooperate to the extent necessary, provided Eximbank shall incur no expense or other liability in connection therewith. In the event Eximbank assigns or transfers its rights, title and interest under this Agreement to a Person which is not a Person entitled to tax exemptions on its assets, revenues and operations substantially similar to the tax exemptions applicable to Eximbank, then the definition of "Taxes" applicable to such Person for purposes of this Agreement shall be the definition of "Taxes" set forth in Schedule X attached hereto.

     Section 11.06. Disclaimer. Eximbank shall not be responsible in any way for the performance of the Purchase Contracts, and no claim against the supplier of any Item or any other person with respect to the performance of the Purchase Contracts will affect the obligations of the Borrower under this Agreement, the Eximbank Note or any Financing Document.

     Section 11.07. Indemnities and Expenses. (a) The Borrower shall, whether or not the transactions herein contemplated are consummated, pay the reasonable fees and expenses of the Independent Engineer, the Insurance Consultant, Milbank, Tweed, Hadley & McCloy, special New York counsel to Eximbank, and SyCip Salazar Hernandez & Gatmaitan, special Philippine counsel to Eximbank and the law firms referred to in 5.01(c) and 5.02(b), and all reasonable costs and expenses incurred by Eximbank, incurred in connection with (i) the preparation, printing, execution, delivery, administration, registration (where appropriate) or enforcement of this Agreement, the Eximbank Note, the Eximbank Guarantee Agreement and the other Financing
Documents and any other documents related thereto (including the Legal Opinions); (ii) any amendment or modification to, preservation of rights under, or waiver in connection with, the Financing Documents or any such other document; and (iii) the registration (where appropriate) and the delivery of the evidences of Indebtedness relating to the Eximbank Credit and the Disbursement thereof.

     (b) The Borrower shall, whether or not the transactions herein contemplated are consummated, (i) pay and hold Eximbank harmless from and against any and all present and future stamp and other similar taxes and documentary or registration fees with respect to the matters referred to in the foregoing clause (a) and save Eximbank harmless from and against any and all liabili-ties with respect to or resulting from any delay or omission (other than to the extent attributable to Eximbank) to pay such taxes or fees; and (ii) indemnify Eximbank and each of its respective officers, directors, employees, representatives, attorneys and agents from and hold each of them harmless against any and all liabilities incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not Eximbank is a party thereto) related to the entering into and/or performance of this Agreement, the Eximbank Note, the Eximbank Guarantee Agreement or any other Project Document or the use of the proceeds of the Eximbank Credit or the consummation of any transactions contemplated herein or in any other Project
Document, including, without limitation, the reasonable fees and disbursements of counsel selected by such indemnified party incurred in connection with any such investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 11.08(b) (but excluding any such liabilities, obligations, losses, to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indem-nified or its officers, directors, employees, representatives, attorneys or agents, as the case may be as determined by a court of competent jurisdiction). Without limitation to the foregoing provisions of this paragraph, the indemnity provided hereunder shall cover any loss, liability or expense reasonably incurred other than by reason of gross negligence or wilful misconduct on behalf of Eximbank arising out of or in connection with claims by third parties (including without limitation any Bank or the Agent) to whom a copy of the Information Memorandum has been distributed with the knowledge of the Borrower against Eximbank relating to any alleged inaccuracy of the factual information (taken as a whole) which, for the avoidance of doubt shall not include any information by way of projections, estimates or other expressions of view as to future circumstances (provided that such projections, estimates or other expression of view are expressed in good faith and on the basis of assumptions which when made were viewed by the Borrower in good faith to be reasonable) contained in, or any alleged omission of information which will render such aforesaid factual information (taken as a whole) inaccurate or misleading in a material respect from, the Information Memorandum and the Project Documents. Eximbank shall
(1) use reasonable efforts to, upon its becoming aware of any event which may result in the Borrower being required to perform any of its indemnity obligations under this paragraph (b), promptly notify the Borrower (provided that failure to so notify shall not mitigate the obligations of the Borrower hereunder), (2) upon request from the Borrower consult with the Borrower regarding any step (including any step which may mitigate the effect of such event) it proposes to take in respect of such event and (3) consult with the Borrower before entering into any settlement or compromise in relation to any such claims, actions or suits.

     (c) Without limitation to the provisions of paragraph (b) above, the Borrower agrees to defend, protect, indemnify and hold harmless Eximbank and each of its officers, directors, employees, representatives, attorneys and agents from and hold each of them harmless against any and all liabilities (including removal and remedial actions), obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) imposed on or asserted against any such Persons directly or indirectly based on, or arising or resulting from, (i) the actual or alleged presence of Hazardous Materials on, under or at the Plant or the Site, (ii) any Environmental Claim relating to the Borrower or the Project or arising out of the use of the Plant or the Site, or (iii) the exercise of Eximbank's rights under any of the provisions of this Section regardless of when any such matters arise, but excluding any matter based solely on the gross negligence or willful misconduct of Eximbank or its officers, directors, employees, representatives, attorneys or agents, as the case may be. Eximbank shall (1) use reasonable efforts to, upon its becoming aware of any event which may result in the Borrower being required to perform any of its obligations under this paragraph (c), promptly notify the Borrower (provided that failure to so notify shall not mitigate the obligations of the Borrower hereunder), (2) upon request from the Borrower consult with the Borrower regarding any step (including any step which may mitigate the effect of such event) it proposes to take in respect of such event and (3) consult with the Borrower before entering into any settlement or compromise in relation to any such claims, actions or suits.

     (d) To the extent that the undertaking in the preceding paragraphs of this Section may be unenforceable because it is violative of any law or public policy, the Borrower will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of such undertakings.

     (e) All sums paid and costs incurred by Eximbank with respect to any matter indemnified hereunder shall bear interest at the default rate applicable to the Eximbank Credit from the date so paid or incurred until reimbursed by the Borrower, and all such sums and costs shall be added to the debt and be secured by the Security Documents and shall be immediately due and payable on demand.

     Section 11.08. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, Eximbank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by Eximbank to or for the credit or the account of the Borrower against and on account of the Eximbank Secured Obligations and liabilities of the Borrower to Eximbank under this Agreement or under any of the other Financing Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Financing Document, irrespective of whether or not Eximbank shall have made any demand with respect thereto.

     Section 11.09. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, except that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Eximbank.

     Section 11.10. No Waiver; Remedies Cumulative. No failure or delay on the part of Eximbank in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between the Borrower and Eximbank shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing
Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which Eximbank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Eximbank to any other or further action in any circumstances without notice or demand.

     Section 11.11. Severability. Any provision of this Agreement, the Eximbank Note and any other Financing Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability but that shall not invalidate the remaining provisions of this Agreement, the Eximbank Note or any Financing Document or affect such provision in any other jurisdiction.

     Section 11.12.  English Language.  All documents to be
furnished or communications to be given or made under this Agreement or any other Financing Document shall be in the English language.

     Section 11.13. Calculations; Computations. All financial calculations to be made under, or for the purposes of, this Agreement shall be determined in accordance with Philippine generally accepted accounting principles, applied on a consistent basis and, except as otherwise required to conform to the definitions contained in Schedule X or any other provisions of this Agreement, shall be calculated from the then most recently issued quarterly financial statements which the Borrower is obligated to furnish to Eximbank from time to time, as provided hereunder; provided, however, that (a) if the relevant quarterly financial statements should be in respect of the last quarter of a Fiscal Year then, at the option of Eximbank, such calculations may instead be made from the audited financial statements for the relevant Fiscal Year, and (b) if there should occur any material adverse change in the financial condition or results of operations of the Borrower after the end of the period covered by the relevant financial statements, then such material adverse change shall also be taken into account in calculating the relevant figures.

     Section 11.14. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the Eximbank Note, the execution, delivery and termination of the Eximbank Guarantee Agreement, and the making and repayment of the Eximbank Credit.

     Section 11.15. Amendments. No term or provision of this Agreement may be amended, changed, modified or waived except by an instrument in writing signed by the party against whom such amendment, change, modification or waiver is sought to be enforced.

     Section 11.16.  Counterparts.  This Agreement may be
executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 11.17. Notices. Except as otherwise expressly provided herein, (a) all notices and other communications provided for hereunder shall be provided in writing (including telegraphic, telex, facsimile or cable communication) and shall be sent by telecopy, telex, telegraph or cable with the original of such communication dispatched by (if inland) overnight or (if overseas) international courier and, if such courier service is not available, by registered airmail (or, if inland, registered first-class mail) with postage prepaid to the Borrower, the Collateral Agent and Eximbank at their respective addresses specified below, or at such other address as shall be designated by such party in a written notice to the other parties hereto and (b) all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective seven (7) days after being deposited in the mails in the manner as aforesaid, when delivered to the telegraph company or cable company (if inland), one (1) day or (if overseas) three (3) days after delivery to a courier in the manner as aforesaid, as the case may be, or when sent by telex (with the correct answer back) or telecopier:

     Addresses:

     If to the Borrower:

     CE CEBU GEOTHERMAL POWER COMPANY, INC.
     c/o Marc Ablan
     Sycip Gorres Valayo & Co.
     6760 Ayala Avenue
     Makati, Metro Manila
     Philippines
     Tel: 011-632-819-3011
     Fax: 011-632-819-0872
     Attention: Ms. Rosario Calderon Flanagan with copies to:

     California Energy Company, Inc.
     10831 Old Mill Road
     Omaha, Nebraska  68154
     Tel: 402-330-8900
     Fax: 402-330-9888
     Attention:  General Counsel
       with a copy to Vice President - Project Implementation

     If to the Collateral Agent:

     CREDIT SUISSE
     Tower 49
     12 East 49th Street
     New York, New York 10017

     Attn:  Project Finance
     Tel:  (212) 238-2000
     Fax:  (212) 238-5390
     Telex:  420149

     If to Eximbank:

     EXPORT-IMPORT BANK OF THE UNITED STATES
     811 Vermont Avenue, N.W.
     Washington, D.C.  20571
     U.S.A.

     Attn:  Vice President
         Asia Division
     Tel:  (202) 566-8714
     Fax:  (202) 566-7524
     Telex:  RCA 248460 EXBK UR
          TRT 197681 EXIM UT
          WUI 64319 EXIBANK
          WUT 89461 EXIBANK WSH

     Section 11.18. Currency of Payment. The obligation of the Borrower to pay in Dollars the aggregate amount of the sums due under this Agreement or the Eximbank Note shall not be deemed to have been novated, discharged or satisfied by any tender of (or recovery under judgment expressed in) any currency other than Dollars, except to the extent which such tender (or recovery) shall result in the effective payment of such aggregate amount in Dollars at the place where such payment is to be made and, accordingly, the amount (if any) by which any such tender (or recovery) shall fall short of such aggregate amount shall be and remain due to Eximbank as a separate obligation, unaffected by judgment having been obtained (if such is the case) for any other amounts due under or in respect of this Agreement or the Eximbank Note.

     Section 11.19. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     Section 11.20. Prior Agreements Superseded. This Agreement, and the Eximbank Guarantee Agreement and the other Financing Documents to which the Borrower is a party shall completely and fully supersede all prior understandings or agreements, both written and oral, among the parties hereto regarding the Eximbank Credit and the Eximbank Guarantee Agreement.


     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed and delivered in the United
States as of the date first above written.


CE CEBU GEOTHERMAL POWER           EXPORT-IMPORT BANK OF THE
COMPANY, INC.                     UNITED STATES

By /s/ John G. Sylvia              By  /s/ Terrence J. Hulihan
  (Signature)                       (Signature)

Name  John G. Sylvia               Name  Terrence J. Hulihan
 (Print)                           (Print)

Title Vice President &             Title  Vice President - Asia
 Chief Financial Officer              (Print)
       (Print)





 Eximbank Credit No. 66643 - Philippines